 Filed Pursuant to Rule 424(b)(3)
 Registration Statement Nos. 333-297506
 333-297506-01
PROSPECTUS
Nomura America Finance, LLC
Senior Debt Securities
Fully and Unconditionally Guaranteed by
Nomura Holdings, Inc.

Nomura America Finance, LLC (which we refer to as “we,” “us” or the “Company”) from time to time may offer to sell our senior debt securities. All amounts payable under the senior debt securities will be fully and unconditionally guaranteed by Nomura Holdings, Inc. (which we refer to as “Nomura”). We are a 100% indirectly owned finance subsidiary of Nomura.
This prospectus describes some of the general terms that may apply to our senior debt securities and the general manner in which they may be offered. The specific terms of any senior debt securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. The prospectus supplements may also supplement, update or amend information contained in this prospectus. Before you invest in any of the senior debt securities, you should read this prospectus and any applicable prospectus supplement, including documents incorporated by reference herein or therein.
We may offer and sell the senior debt securities on a continuous or delayed basis directly to investors or through one or more underwriters, dealers or agents, including Nomura Securities International, Inc., or through a combination of these methods. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any senior debt securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.
Investing in our senior debt securities involves certain risks. See “Item 3. Key Information — D. Risk Factors” in Nomura’s most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “SEC”), and the risk factors beginning on page 7 of, and incorporated by reference into, this prospectus and in any applicable prospectus supplement(s) before you invest in any of the senior debt securities.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
We may use this prospectus in the initial sale of the senior debt securities. In addition, Nomura Securities International, Inc. or any other of our affiliates may use this prospectus in a market-making transaction in any of these or similar securities after its initial sale. Unless we or our agent inform the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Nomura
The date of this prospectus is July 16, 2026.

i

ABOUT THIS PROSPECTUS
When we use the term “securities” or “senior debt securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. This prospectus describes the general terms that may apply to the senior debt securities; the specific terms of any particular senior debt securities that we may offer will be described in a separate supplement to this prospectus.
Nomura will fully and unconditionally guarantee any senior debt securities we issue pursuant to the registration statement of which this prospectus forms a part.
Nomura’s financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with accounting principles generally accepted in the United States of America, which we refer to as U.S. Generally Accepted Accounting Principles, or “GAAP.” Nomura’s financial statements are denominated in Japanese yen, the legal tender of Japan. When we refer to “yen” or “¥,” we mean Japanese yen. When we refer to “$,” we mean U.S. dollars.
This prospectus is part of a registration statement on Form F-3 that we and Nomura filed with the SEC using a “shelf” registration process (the “Registration Statement”). Under this shelf process, we may sell any combination of the senior debt securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the senior debt securities we may offer. The specific terms of any senior debt securities we offer will be included in a supplement to this prospectus.
A supplement to this prospectus may be in the form of one or more prospectus supplements, product supplements, pricing supplements or free writing prospectuses, any and all of which we refer to as a “prospectus supplement” or “supplement to this prospectus.” The prospectus supplement will also describe the specific manner in which we will offer the senior debt securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus or any prospectus supplement. We are offering to sell the senior debt securities only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus or any prospectus supplement is the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the senior debt securities.
ENFORCEMENT OF CIVIL LIABILITIES
Nomura is a joint stock corporation incorporated with limited liability under the laws of Japan. Most of its directors and executive officers are residents of countries other than the United States. Although certain of Nomura’s affiliates have substantial assets in the United States, substantially all of Nomura’s assets and the assets of its directors and executive officers (and certain experts named herein) are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon Nomura or its directors and executive officers or to enforce against Nomura or such persons judgments obtained in the United States courts predicated upon the civil liability provisions of the United States securities laws. We and Nomura have been advised by our Japanese counsel, Anderson Mori & Tomotsune, that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of United States courts, of civil liabilities based solely on United States securities laws. Nomura’s agent for service of process is Nomura Holding America Inc., Worldwide Plaza, 309 West 49th Street, New York, New York 10019-7316.

WHERE YOU CAN FIND MORE INFORMATION
Available Information
Nomura files annual reports and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at https://www.sec.gov. Our corporate website is https://www.nomura.com. We do not, and do not expect to, file periodic reports under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the SEC.
We, together with Nomura, have filed with the SEC a registration statement on Form F-3 relating to the senior debt securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s internet site noted above.
Incorporation of Information by Reference
The SEC allows us to “incorporate by reference” the information Nomura files with the SEC, which means that Nomura can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus, and information that Nomura files after the date of this prospectus with the SEC and which is incorporated by reference will automatically update and supersede the information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference the following documents that have been filed by Nomura with the SEC:
•
its annual report on Form 20-F for the fiscal year ended March 31, 2026 filed with the SEC on June 22, 2026;

•
its current report on Form 6-K (File No.: 001-15270), furnished to the SEC on June 22, 2026 setting forth its consolidated capitalization and indebtedness as of March 31, 2026; and

•
Exhibit 2 to its Form 6-K/A (File No.: 001-15270), furnished to the SEC on June 26, 2026 containing the English translation of its announcement regarding top management appointments.

We also incorporate by reference any future filings made by Nomura with the SEC under Sections 13(a), 13(c) or 15(d) of the Exchange Act, including but not limited to any future report on Form 20-F of Nomura, until we terminate the offering of senior debt securities contemplated by any prospectus supplement to this prospectus. In addition, we may incorporate by reference some future reports on Form 6-K furnished by Nomura to the SEC, but only to the extent that the forms expressly state that they are incorporated by reference in this prospectus. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus.
We will provide at no cost and to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all items incorporated by reference in this prospectus. You may request a copy of such items by writing or telephoning us or Nomura at the respective addresses below:
Nomura America Finance, LLC
Worldwide Plaza, 309 West 49th Street
New York, New York 10019-7316
Telephone: (212) 667-9300

Nomura Holdings, Inc.
13-1, Nihonbashi 1-chome
Chuo-ku, Tokyo 103-8645
Japan
Telephone: 81-3-6746-7720
Attention: Treasury Department
Except as described above, no other information is incorporated by reference in this prospectus, including, without limitation, information on Nomura’s website.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus contain in a number of places forward-looking statements regarding our intent, belief, targets or current expectations of our management with respect to our financial condition and future results of operations. These statements constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. In many cases, but not all, we use such words as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “probability,” “project,” “risk,” “seek,” “should,” “target,” “will” and similar expressions in relation to us or our management to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions, including the risk factors described in this prospectus supplement. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those we currently anticipate.
We have identified some of the risks inherent in forward-looking statements in “Item 3. Key Information — D. Risk Factors” of Nomura’s most recent annual report on Form 20-F and in the “Risk Factors” section of this prospectus. Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus, any prospectus supplement or the documents incorporated by reference herein and therein, and you should not consider these to be a complete set of all potential risks or uncertainties.
The forward-looking statements included or incorporated by reference in this prospectus and any prospectus supplement are made only as of the dates on which such statements were made. We expressly disclaim any obligation or undertaking to release any update or revision to any forward-looking statement contained herein or therein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

PROSPECTUS SUMMARY
This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus. You should read carefully the entire prospectus and the documents incorporated by reference and any applicable prospectus supplement before making an investment decision.
Nomura Holdings, Inc.
Nomura is a joint stock corporation incorporated with limited liability under the laws of Japan. Nomura engages in a broad range of businesses and services, including securities businesses, investment banking, asset management services, trust banking and other related services in Japan and abroad through its subsidiaries and affiliated companies. For further information, see “Item 4. Information on the Company” in Nomura’s most recent annual report on Form 20-F.
Nomura will fully and unconditionally guarantee any senior debt securities we issue that are offered by this prospectus.
Nomura America Finance, LLC
We are a Delaware limited liability company, which was formed for the purpose of issuing senior debt securities, the proceeds of which will be advanced to, or otherwise invested in, subsidiaries or affiliates of Nomura. We have no other operations.
The Securities We Are Offering
We may offer from time to time our senior debt securities, which will be fully and unconditionally guaranteed by Nomura.
The Guarantee
Nomura will fully and unconditionally guarantee the payment of principal of, and any interest and premium on, our senior debt securities, when and if due and payable, whether at the stated maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of the security, the guaranteed senior debt indenture and the applicable prospectus supplement accompanying this prospectus. The guarantee will remain in effect until the entire principal, if any, of, and interest and premium, if any, on, the senior debt securities has been paid in full or discharged in accordance with the provisions of the indenture.
Because Nomura is a holding company, its ability to perform its obligations on the guarantees of our senior debt securities will depend in part on its ability to participate in distributions of assets from its subsidiaries. We discuss these matters below under “Risk Factors — Risks Relating to Us and Our Corporate Structure — Because Nomura is a holding company, your right to receive payments on Nomura’s guarantee of the senior debt securities is subordinated to the liabilities of Nomura’s other subsidiaries.”
The Securities
We may issue several different types of senior debt securities. For any particular senior debt securities we offer, the applicable prospectus supplement will describe the terms of the senior debt securities, and will include for each series or tranche of senior debt securities the initial public offering price, original issue price, designation, aggregate principal amount (including whether determined by reference to an index), currency, denomination, premium, maturity, interest rate (whether fixed or floating or calculated in some other manner, including by reference to an index), time of payment of any interest, any terms for mandatory or optional redemption and any other specific terms. We will issue the senior debt securities under a guaranteed senior debt indenture among us, as Issuer, Nomura, as Guarantor, and Deutsche Bank Trust Company Americas, as Trustee. Our senior debt securities will be denominated in U.S. dollars unless the prospectus supplement states otherwise. We have summarized the general features of the indenture under the heading “Description of Senior Debt Securities and Guarantee.”

Form of Securities
We will issue the senior debt securities in book-entry form through one or more depositaries, such as The Depository Trust Company, or “DTC,” Euroclear Bank S.A./N.V., or “Euroclear,” or Clearstream Banking, société anonyme, or “Clearstream,” named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the senior debt securities in registered form, without coupons.
Payment Currencies
Any amounts payable in respect of the senior debt securities will be payable in U.S. dollars, unless the applicable prospectus supplement says otherwise.
Listing
The applicable prospectus supplement will contain information, if applicable, about any listing on any stock exchange of the senior debt securities covered by that prospectus supplement.
Use of Proceeds
The use of net proceeds from any sale of senior debt securities pursuant hereto will be described in the applicable prospectus supplement.
Manner of Offering
The senior debt securities will be offered in connection with their initial issuance or in market-making transactions involving subsidiaries of Nomura after initial issuance. Those offered in market-making transactions may be senior debt securities that we will not issue until after the date of this prospectus as well as senior debt securities that we have previously issued under the guaranteed senior debt indenture. When we issue new senior debt securities, we may offer them for sale to or through agents and dealers, including subsidiaries of Nomura, or directly to purchasers. The applicable prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.
Conflicts of Interest
The initial offerings of our senior debt securities will be distributed by Nomura Securities International, Inc., a subsidiary of Nomura, or by one or multiple other dealers or agents. Each offering of senior debt securities in which Nomura Securities International, Inc. or any other subsidiary or affiliate of Nomura participates as a dealer or agent will be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) regarding a FINRA member firm’s distribution of senior debt securities of an affiliate. See “Plan of Distribution (Conflicts of Interest) — General.”
Corporate Offices
The registered head office of Nomura is located at 13-1, Nihonbashi 1-chome, Chuo-ku, Tokyo 103-8645, Japan. You can reach Nomura by phone at +81-(3)-6746-7720. Nomura’s website is located at https://www.nomura.com. The information contained on Nomura’s website is not part of this prospectus.
Our principal executive offices are located at Worldwide Plaza, 309 West 49th Street, New York, New York, 10019-7316. You can reach us by phone at 212-667-9300.

RISK FACTORS
Investing in the senior debt securities offered using this prospectus involves risk. You should consider carefully the risks described below, together with the risks described in the documents incorporated by reference into this prospectus and any risk factors included in any supplement to this prospectus, before you decide to buy our senior debt securities.
Risks Relating to Nomura’s Business
For a discussion of the risk factors affecting Nomura and its business, you should also read the “Risk Factors” section beginning on page 3 of Nomura’s most recent annual report on Form 20-F, which is incorporated by reference in this prospectus, or similar sections in subsequent reports incorporated by reference into this prospectus.
Risks Relating to Us and Our Corporate Structure
Because Nomura is a holding company, your right to receive payments on Nomura’s guarantee of the senior debt securities is subordinated to the liabilities of Nomura’s other subsidiaries
The ability of Nomura to make payments, as guarantor, on our guaranteed senior debt securities depends upon Nomura’s receipt of dividends, loan payments and other funds from its subsidiaries. In addition, if any of Nomura’s subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets, and Nomura’s rights and the rights of Nomura’s creditors, including your rights as an owner of our guaranteed senior debt securities, will be subject to that prior claim.
Nomura’s subsidiaries are subject to various laws and regulations that may restrict Nomura’s ability to receive dividends, loan payments and other funds from its subsidiaries. In particular, many of Nomura’s subsidiaries, including its broker-dealer subsidiaries, are subject to laws and regulations, including regulatory capital requirements, that authorize regulatory bodies to block or reduce the flow of funds to the parent holding company, or that prohibit such transfers altogether in certain circumstances. For example, Nomura Securities Co., Ltd., Nomura Securities International, Inc., Nomura International plc and Nomura International (Hong Kong) Limited, Nomura’s main broker-dealer subsidiaries, are subject to regulatory capital requirements and changes in such regulatory capital requirements and the required level could limit the transfer of funds to Nomura. While Nomura monitors and manages the transfer of funds among Nomura Group, the financial services group comprising Nomura and its subsidiaries in Japan and worldwide, on the basis of the relevant laws and regulations on a daily basis, these laws and regulations may hinder Nomura’s ability to access funds needed to make payments on its obligations.
We have no operations, so Nomura is the only source of payment for your senior debt securities
We were formed by Nomura as a finance subsidiary, which means our business activities are generally limited to issuing securities and investing the net proceeds of such issuances in, or lending such proceeds to, Nomura or its subsidiaries. We do not have any independent operations to fund our payment obligations on the senior debt securities. If you are considering an investment in the senior debt securities, you should carefully consider the fact that the only sources of payment for your senior debt securities are our investments in and loans to Nomura and its subsidiaries, and Nomura’s guarantee of the senior debt securities.
You are subject to Nomura’s credit risk, and the value of your senior debt securities may be adversely affected by negative changes in the market’s perception of Nomura’s creditworthiness. By purchasing our senior debt securities, you are making, in part, a decision about Nomura’s ability to repay you the amounts you are owed, if any, pursuant to the terms of your senior debt securities. Substantially all of our assets will consist of loans to and other receivables from Nomura and its subsidiaries. Our obligations under your senior debt securities are also guaranteed by Nomura. Therefore, as a practical matter, our ability to repay you amounts we owe on the senior debt securities is directly or indirectly linked solely to Nomura’s creditworthiness. In addition, the market’s perception of Nomura’s creditworthiness generally will directly impact the value of your senior debt securities. If Nomura becomes or is perceived as becoming less creditworthy following your purchase of senior debt securities, you should expect that the senior debt securities will decline in value in the secondary market, perhaps substantially. If you attempt to sell your senior debt securities in the secondary market in such an environment, you may incur a substantial loss.
Any judgment you obtain against Nomura in the United States may be unenforceable in Japan
Nomura is a global financial services company domiciled in Japan. Many of its directors and executive officers, and certain experts named in this prospectus, do not reside in the United States, and all or a substantial portion of Nomura’s assets and the assets of those directors, executive officers and managers are located outside the United States. As a result, it may be difficult for you to serve legal process on Nomura or its directors or executive officers or have any of them appear in a U.S. court. We and Nomura have been advised by our Japanese counsel, Anderson Mori & Tomotsune, that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of U.S. courts, of civil liabilities based solely on U.S. securities laws.
The United States and Japan do not currently have a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, even if you obtain a civil judgment against Nomura from a U.S. court, you may not be able to enforce it in Japan. As a result, if we default on our senior debt securities and Nomura defaults on its guarantee of our senior debt securities, it may be very difficult, or impossible, for you to recoup your losses.
Risks Relating to Securities
The value of your senior debt securities and any payment on your senior debt securities are subject to Nomura’s creditworthiness
Your senior debt securities are guaranteed by Nomura and are therefore the senior unsecured debt obligations of Nomura, and are not, either directly or indirectly, an obligation of any third party. Because we do not have any independent operations to fund our payments obligations, any payment to be made on the senior debt securities depends on the ability of Nomura to satisfy its obligations as they come due. In the event Nomura were to default on its obligations, you may not receive any amounts owed to you under the terms of the senior debt securities.
Additionally, Nomura’s creditworthiness, as represented by Nomura’s credit ratings or as otherwise perceived in the market, will affect the market value of your senior debt securities, even though such ratings may not reflect the potential impact of all risks related to structure and other factors on the value of the senior debt securities. Further, U.S. federal regulations applicable to ratings agencies may change and lead to changes in the manner in which the ratings agencies conduct their business.
The senior debt securities are unsecured obligations
Because the senior debt securities are unsecured obligations, their repayment may be compromised if:
•
Nomura enters into bankruptcy, liquidation, rehabilitation or other winding-up proceedings;

•
Nomura defaults in payment under its secured indebtedness or other unsecured indebtedness; or

•
any of Nomura’s indebtedness is accelerated.

If any of these events occur, Nomura’s assets may not be sufficient to pay amounts due on the senior debt securities.
A portion of Nomura’s other debt is secured by its assets. In addition, as is common with most Japanese corporations, Nomura’s loan agreements relating to short-term and long-term debt with Japanese banks and some insurance companies require that it provides collateral for the benefit of the lenders at any time upon request by the lenders if it has become necessary to protect their loan receivables. Lenders whose loans constitute a majority of Nomura’s indebtedness have the right to make such request. Although Nomura has not received any requests of this kind from its lenders, there can be no assurance that its lenders will not request Nomura to provide such collateral in the future. Most of these loan agreements, and some other loan agreements, contain rights of the lenders to offset cash deposits held by them against loans to Nomura under specified circumstances. Whether the provisions in Nomura’s loan agreements and debt arrangements described above can be enforced will depend upon factual circumstances. However, if they are enforced, the secured claims of these lenders and banks would, by virtue of such security, have priority over Nomura’s assets and would rank senior to the claims of holders of the senior debt securities.
There may not be an active trading market for the senior debt securities — sales in the secondary market may result in significant losses
There may be little or no market for the senior debt securities. Unless otherwise specified in the applicable prospectus supplement, the senior debt securities will not be listed on any securities exchange. Nomura Securities International, Inc. and other affiliates of ours currently intend to make a market for the senior debt securities, although they are not required to do so. Nomura Securities International, Inc. or any other affiliate of ours may stop any such market-making activities at any time. Even if a secondary market for the senior debt securities develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your senior debt securities in any secondary market could be substantial.
Furthermore, if you sell your senior debt securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount.
If you sell your senior debt securities before the stated maturity date, you may have to do so at a substantial discount from the issue price and as a result you may suffer substantial losses.
The indenture will not restrict the amount of additional indebtedness that we may incur
The senior debt securities and the indenture under which the senior debt securities will be issued will not place any limitation on the amount of indebtedness that may be incurred by us. Our incurrence of additional indebtedness may have important consequences for you as a holder of the senior debt securities, including making it more difficult for us to satisfy our obligations with respect to the senior debt securities, increasing the amount of indebtedness ranking equal or (if secured) effectively senior to the senior debt securities in the event of our bankruptcy or insolvency, resulting in a loss in the trading value of your senior debt securities, if any, and increasing the risk that the credit rating of the senior debt securities is lowered or withdrawn.
The inclusion in the purchase price of the senior debt securities of a selling concession and of our cost of hedging our market risk under the senior debt securities is likely to adversely affect the value of the senior debt securities prior to the stated maturity date
The price at which you purchase the senior debt securities includes a selling concession (including a broker’s commission), as well as the costs that we (or one of our affiliates) expect to incur in the hedging of our market risk under the senior debt securities. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that we (or our affiliates) expect to realize in consideration for assuming the risks inherent in providing the hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your senior debt securities prior to maturity will likely be less than your original purchase price.
Our or our affiliates’ trading activities may adversely affect the market value of the senior debt securities
In addition to the costs of our or our affiliates’ hedging activities described above, those hedging activities may have additional effects on the market value of the senior debt securities. As described below under “Use of Proceeds”, we or one or more affiliates may hedge our obligations under the senior debt securities by purchasing senior debt securities, futures, options or other derivative instruments with returns linked or related to changes in the level of the interest rate, and we or they may adjust these hedges by, among other things, purchasing or selling senior debt securities, commodities, currencies or other instruments or measures that underlie any index for a senior debt security, futures, options or other derivative instruments at any time. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the senior debt securities declines. We or one or more of our affiliates may also issue or underwrite other senior debt securities or financial or derivative instruments with returns linked or related to changes in the performance of the interest rate for your senior debt securities. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the senior debt securities.
The market value of your senior debt securities may be influenced by many unpredictable factors
In addition to the hedging and trading risks described above, and our and Nomura’s creditworthiness, the following additional factors, which are beyond our control, may influence the market value of your senior debt securities:
•
our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

•
the ratings given to our securities by credit rating agencies;

•
the market for similar securities;

•
economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally;

•
changes in U.S. interest rates, as in general, if U.S. interest rates increase, the market value of the senior debt securities may decrease, and if U.S. interest rates decrease, the market value of the senior debt securities may increase;

•
volatility of interest rates in general. If the size and frequency of fluctuations of interest rates increases, the market value of the senior debt securities may decrease; and

•
the level and volatility of any index or other instrument by reference to which the principal amount, interest rate or other amounts payable on any senior debt securities are determined.

These factors may influence the market value of your senior debt securities if you sell your senior debt securities before maturity. If you sell your senior debt securities prior to maturity, you may receive less than the principal amount of your senior debt securities.
Historical levels of interest rates should not be taken as an indication of the future levels of such rates
The historical performance of interest rates, which may be included in the applicable prospectus supplement, should not be taken as an indication of the future performance of interest rates during the term of the senior debt securities. Changes in the level of interest rates will affect the trading price of the senior debt securities, but it is impossible to predict whether the level of interest rates will rise or fall.
Our or our affiliates’ business activities may create conflicts of interest
As noted above, we and our affiliates expect to engage in trading activities related to the interest rates that are not for the account of holders of the senior debt securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the senior debt securities and the interests we and our affiliates will have in such holders’ proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management.
These trading activities could be adverse to the interests of the holders of the senior debt securities.
There are potential conflicts of interest between you and the calculation agent
The calculation agent will, among other things, determine the amount of your payment for any contingent payment date on the senior debt securities. We have initially appointed our affiliate, Nomura Securities International, Inc., to act as the calculation agent. We may change the calculation agent after the original issue date without notice to you. The calculation agent will exercise its judgment when performing its functions and may take into consideration our or our affiliates’ ability to unwind any related hedges.
Since this determination by the calculation agent will affect payments on the senior debt securities, the calculation agent may have a conflict of interest if it needs to make any such determination.

Non-U.S. investors may be subject to certain additional risks
Unless the applicable prospectus supplement otherwise specifies, the senior debt securities will be denominated in U.S. dollars. If you are a non-U.S. investor who purchases the senior debt securities with a currency other than U.S. dollars, changes in rates of exchange may have an adverse effect on the value, price or income of your investment.
This prospectus contains a general description of certain U.S. and Japanese tax considerations relating to the senior debt securities. If you are a non-U.S. investor, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the senior debt securities and receiving payments of principal or other amounts under the senior debt securities.
Risks Relating to Foreign Currency
The following risk factors should be primarily considered by investors located in the United States or investors outside the United States wishing to receive payments in U.S. dollars. Similar risks may apply to those investors who invest in currencies other than the currencies of their home jurisdictions or the currencies in which the investors wish to receive payments.
An investment in our senior debt securities may involve currency-related risks
An investment in a currency other than the currency of your home jurisdiction and/or in a currency other than the currency in which you wish to receive funds entails significant risks that are not associated with a similar investment in a security not subject to currency-related risks. These risks include the possibility of significant changes in rates of exchange between currencies or composite currencies and the possibility of the imposition or modification of currency exchange controls or other conditions by the United States, Japan or other non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.
Changes in currency exchange rates can be volatile and unpredictable
Rates of exchange between currencies have been highly volatile, and this volatility may continue in the future. Fluctuations in currency exchange rates could adversely affect an investment in a security denominated in, or whose value is otherwise linked to, a specified currency other than U.S. dollars, including the Japanese yen. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the security, including the principal payable at maturity or settlement value payable upon exercise. That, in turn, could cause the market value of the security to fall.
Depreciation of the specified currency against the U.S. dollar could result in a loss to you on a U.S. dollar basis.
Government policy can adversely affect currency exchange rates and an investment in a non-U.S. dollar security
Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-U.S. dollar security or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.
Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.
Non-U.S. dollar securities may permit us to make payments in U.S. dollars if we are unable to obtain the specified currency
Securities payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. A determination of this kind may be based on limited information and would involve significant discretion on the part of our exchange rate agent, which may be an affiliate of ours. As a result, the value of the payment in U.S. dollars you would receive on the payment date may be less than the value of the payment you would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on securities payable in that currency.
We will not adjust non-U.S. dollar securities to compensate for changes in foreign currency exchange rates
Except as described above, we will not make any adjustment or change in the terms of a non-U.S. dollar security in the event of any change in foreign currency exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency.
Consequently, investors in non-U.S. dollar securities will bear the risk that their investment may be adversely affected by these types of events.
In a lawsuit for payment on a non-U.S. dollar security, you may bear currency exchange risk
The senior debt securities will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, you would bear currency exchange risk until judgment is entered, which could be a long time.
In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.
Historical currency exchange rates are not indicative of future performance
If we issue a non-U.S. dollar security, we may include in the applicable prospectus supplement information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. Any exchange rate information included in a prospectus supplement is provided for informational purposes only and may differ from any exchange rate(s) applicable under the terms of the relevant security.

USE OF PROCEEDS
Unless otherwise indicated in an accompanying prospectus supplement, we intend to lend the net proceeds from the sale of any senior debt securities sold under this prospectus to Nomura, which will use such proceeds for general corporate purposes.
NOMURA HOLDINGS, INC.
Nomura is a joint stock corporation incorporated on December 25, 1925, with limited liability under the laws of Japan. On October 1, 2001, Nomura adopted a holding company structure, at which time Nomura changed its name from “The Nomura Securities Co., Ltd.” to “Nomura Holdings, Inc.” and on December 17, 2001, it was listed on the New York Stock Exchange. In connection with such reorganization, one of Nomura’s wholly-owned subsidiaries assumed its securities businesses and was named “Nomura Securities Co., Ltd.” Nomura continues to be listed on the Tokyo Stock Exchange, the New York Stock Exchange and other stock exchanges.
Today, Nomura is one of the leading financial services groups in Japan and has global operations, operating offices in countries and regions worldwide, including Japan, the United States, the United Kingdom, Singapore and the Hong Kong Special Administrative Region, through its subsidiaries. Its clients include individuals, corporations, financial institutions, governments and governmental agencies.
Nomura’s business is organized into the following four divisions: Wealth Management, Investment Management, Wholesale (Global Markets and Investment Banking) and Banking. For a description of each of its divisions, see “Item 4. Information on the Company — B. Business Overview — Our Business Divisions” in its most recent annual report on Form 20-F, which is incorporated by reference herein.
The address of Nomura’s registered head office is 13-1, Nihonbashi 1-chome, Chuo-ku, Tokyo 103-8645, Japan. Nomura’s telephone number is +81-3-5255-1000, and its internet site is https://www.nomura.com. The information contained in our internet site does not form a part of and is not incorporated by reference into this registration statement.
NOMURA AMERICA FINANCE, LLC
We are a Delaware limited liability company, formed for the purpose of issuing debt securities, all of the proceeds of which will be loaned to, or otherwise invested in, Nomura or its subsidiaries or affiliates. We have no other operations. Any senior debt securities we issue that are being offered by this prospectus will be fully and unconditionally guaranteed by Nomura.
Separate financial statements for us are omitted from this prospectus in reliance on Rules 3-10 and 13-01 of Regulation S-X. We do not, and do not expect to, file reports under the Exchange Act with the SEC. We are exempt from the information reporting requirements of the Exchange Act pursuant to Rule 12h-5 under the Exchange Act.
Our principal executive offices are located at Worldwide Plaza, 309 West 49th Street, New York, New York 10019-7316. Our telephone number is (212) 667-9300.

DESCRIPTION OF SENIOR DEBT SECURITIES AND GUARANTEE
References to “holders” mean those who own securities registered in their own names, on the books that we or the applicable trustee maintain for this purpose, and not those who own beneficial interests in securities registered in street name or in securities issued in book-entry form through one or more depositaries. When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold an indirect interest. Owners of beneficial interests in the securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”
We may issue as many distinct series or tranches of senior debt securities as we wish. The provisions of the guaranteed senior debt indenture described below allow us not only to issue senior debt securities with terms different from those previously issued under the indenture, but also to “re-open” a previous issue of a series or tranche of securities and issue additional securities of that series or tranche. We may issue securities in amounts that exceed the total amount specified on the cover of the applicable prospectus supplement at any time without your consent and without notifying you.
The senior debt securities will be offered in connection with their initial issuance or in market-making transactions by our affiliates after initial issuance. Those offered in market-making transactions may be securities that we will not issue until after the date of this prospectus as well as securities that we have previously issued under the indenture.
When we refer to “securities” in this section “Description of Senior Debt Securities and Guarantee,” we mean the senior debt securities, and when we refer to the “indenture,” we mean the guaranteed senior debt indenture under which the securities will be issued.
The following is a summary of the general terms and provisions of the senior debt securities that we may offer under the prospectus. The specific terms and provisions of a particular series of senior debt securities to be offered and the extent, if any, to which the general terms and provisions summarized below apply to such senior debt securities, will be described in an applicable prospectus supplement or free writing prospectus that is authorized to be delivered in connection with such offering. If there is any inconsistency between the general terms and provisions prevented here and those in the applicable prospectus supplement, pricing supplement or free writing prospectus, those in the applicable prospectus supplement, pricing supplement or free writing prospectus will apply.
Because this is a summary, it does not describe every aspect of the senior debt securities. It is qualified in its entirety by the provisions of the senior debt indenture and the senior debt securities, forms of which are filed as exhibits to this Registration Statement. You should refer to those documents for any additional information.
The Guarantee
Our payment obligations under any senior debt securities we issue will be fully and unconditionally guaranteed by Nomura. Nomura will fully and unconditionally guarantee the payment of principal of, and any interest and premium on, the senior debt securities, when and if due and payable, whether at the stated maturity, by declaration of acceleration, upon a call for redemption or otherwise, in accordance with the terms of the security, the guaranteed senior debt indenture and the applicable prospectus supplement accompanying this prospectus. The guarantee will remain in effect until the entire principal, if any, of, and interest and premium, if any, on, the senior debt securities has been paid in full or discharged in accordance with the provisions of the indenture.
Because Nomura is a holding company, its ability to perform its obligations on the guarantees of our senior debt securities will depend in part on its ability to participate in distributions of assets from its subsidiaries. We discuss these matters above under “Risk Factors — Risks Relating to Us and Our Corporate Structure — Because Nomura is a holding company, your right to receive payments on Nomura’s guarantee of the securities is subordinated to the liabilities of Nomura’s other subsidiaries.”

Ranking
The securities will be senior debt securities. The securities will not be secured by any of our property or assets, any property or assets of Nomura, or the property or assets of any of Nomura’s other subsidiaries.
Thus, by owning a senior debt security, you will be one of our, and Nomura’s, unsecured creditors.
The securities will be issued under our indenture described below and will rank equally with or senior to all of our other unsecured and unsubordinated debt. The indenture does not limit our ability to incur additional unsecured indebtedness.
The guarantee by Nomura of the securities issued under the indenture will (save for obligations in respect of national and local taxes and certain other statutory exceptions) rank equally in right of payment with all senior unsecured indebtedness of Nomura.
The Guaranteed Senior Debt Indenture
As required by federal law for all bonds and securities of companies that are publicly offered, the securities will be governed by a document called an indenture. The indenture is a contract among us, as issuer, Nomura, as guarantor, and Deutsche Bank Trust Company Americas, as trustee. We may issue senior debt securities from time to time, in one or more series under an indenture between us, Nomura and the trustee, dated as of September 30, 2010, as amended by the first supplemental indenture thereto, dated as of February 24, 2014, and as it may be further amended or supplemented from time to time. The senior debt indenture is referred to in this prospectus as the “Indenture,” and the trustee is referred to in this prospectus as the “trustee.” The terms “Indenture” as used herein may, depending on the context, refer to such indenture, as amended or supplemented. The Indenture is qualified under the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act.” The Indenture is included as an exhibit to the registration statement of which this prospectus forms a part. Any supplemental indentures will be submitted to the SEC on a Form 6-K or by a post-effective amendment to the registration statement of which this prospectus is a part.
General
When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the senior debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified. The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the senior debt securities are governed by New York law. See “Where You Can Find More Information” above for information on how to obtain a copy.
We may issue senior debt securities in one or more series under our indenture. We may also issue the senior debt securities in one or more tranches, which comprise all or any part of the securities of a series. This section summarizes the material terms of the senior debt securities that are common to all the senior debt securities, although the prospectus supplement that describes the terms of each series or tranche of senior debt securities may also describe differences with the material terms summarized here.
We may issue the senior debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. The prospectus supplement relating to any original issue discount securities will describe federal income tax consequences and other special considerations applicable to such securities. The senior debt securities may also be issued as indexed securities or securities denominated in non-U.S. dollar currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular senior debt securities. The prospectus supplement relating to specific senior debt securities will also describe certain additional tax considerations (if any) applicable to such senior debt securities.
The indenture does not limit the aggregate principal amount of senior debt securities that we may issue or the number of series or tranches or the aggregate principal amount of any particular series or tranche of senior debt securities. We may issue senior debt securities at any time without your consent and without notifying you.

The indenture and the senior debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the senior debt securities.
The applicable prospectus supplement or free writing prospectus will specify, if applicable, the following terms of and other information relating to a particular series of senior debt securities being offered. Such information may include:
•
the issue date of the senior debt securities;

•
the title and type of the senior debt securities of the series (which shall distinguish the senior debt securities of the series from all other senior debt securities);

•
the ranking of the senior debt securities;

•
the initial aggregate principal amount of the senior debt securities and any limits upon the total aggregate principal amount of such senior debt securities;

•
the issue price at which we originally issue the senior debt securities, expressed as a percentage of the principal amount, and the original issue date;

•
the denominations in which the senior debt securities shall be issuable;

•
the coin or currency in which the senior debt securities are denominated or in which principal, premium, if any, and interest, if any, is payable;

•
the date or dates on which the principal and premium, if any, of the senior debt securities is payable;

•
the rate or rates (which may be fixed or variable) at which the senior debt securities will bear interest, and the manner of calculating such rate or rates, if applicable;

•
the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates, and the basis upon which interest will be calculated;

•
if the amount of payments of principal or any premium or interest on the senior debt securities may be determined with reference to an index, which may be based on a coin or currency other than that in which such senior debt securities are denominated, or with reference to any currencies, securities, commodities or indices, or baskets of currencies, securities, commodities or indices, the manner in which such amounts shall be determined, to the extent permitted under applicable regulatory authorities;

•
the manner in which and the place or places where the principal of and any interest on senior debt securities shall be payable;

•
the right or requirement, if any, to extend the interest payment periods or defer or cancel the payment of interest and the duration and effect of that extension, deferral or cancellation;

•
any other events of default, modifications or elimination of any acceleration rights, or covenants with respect to the senior debt securities of the series, if different from the provisions set forth in this prospectus, and any terms required by or advisable under applicable laws or regulations or rating agency criteria, including laws and regulations relating to attributes required for the senior debt securities to qualify as capital or certain liabilities for regulatory, rating or other purposes;

•
any conversion or exchange features of the senior debt securities;

•
the circumstances under which we will pay additional amounts on the senior debt securities for any tax, assessment or governmental charge withheld or deducted, if different from the provisions set forth in this prospectus, to the extent permitted under applicable regulatory authority;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which senior debt securities may be repurchased, redeemed, repaid or prepaid in whole or in part, at our option, to the extent permitted under applicable authority;

•
the circumstances under which the holders of the senior debt securities may demand repayment of the senior debt securities prior to the stated maturity date and the terms and conditions thereof, to the extent permitted under applicable regulatory authority;

•
if other than the principal amount thereof, the portion of the principal amount of senior debt securities which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy, civil rehabilitation, reorganization, insolvency or similar proceedings;

•
the identity of any agents for the senior debt securities, including trustees, depositaries, authenticating, calculating or paying agents, transfer agents or registrars or any clearing organization for any series;

•
any restrictions applicable to the offer, sale or delivery of the senior debt securities;

•
any provisions for the discharge of our obligations relating to the senior debt securities, if different from the provisions set forth in this prospectus;

•
if the senior debt securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary senior debt security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

•
if the senior debt securities will be issued in other than book-entry form;

•
any listing of the senior debt securities on a securities exchange;

•
the terms and conditions under which we will be able to “reopen” a previous issue of a series of senior debt securities and issue additional senior debt securities of that series, if different from the provisions set forth in this prospectus;

•
whether the senior debt securities of a series shall be excluded from participation with the senior debt securities of other series or otherwise differentiated from the senior debt securities of other series in relation to any matter in respect of which the senior debt securities generally or senior debt securities of more than one series are contemplated by the indenture to act together or otherwise be treated or affected collectively;

•
any write-down, write-up, bail-in or other provisions applicable to a particular series of senior debt securities required by, relating to or in connection with, applicable regulatory authority; and

•
any other specific terms or conditions applicable to a particular series of senior debt securities being offered, which shall not be inconsistent with the provisions of the indenture.

Principal Amount, Stated Maturity and Maturity
Unless otherwise stated, the principal amount of a senior debt security means the principal amount payable at its stated maturity, unless such amount is not determinable, in which case the principal amount of a senior debt security is its face amount. Any senior debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain purposes.
The term “stated maturity” with respect to any senior debt security means the fixed date on which the principal amount of your senior debt security is scheduled to become due and payable. The principal of your senior debt security may become due and payable sooner than the stated maturity, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of your senior debt security. The date on which the principal of your senior debt security actually becomes due and payable, whether at the stated maturity or otherwise, is called the “maturity” of the principal.
We also use the terms “stated maturity” and “maturity” to refer to the dates when other payments become due and payable. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due and payable as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a senior debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.
Payment of Additional Amounts
All payments under the guarantee will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges imposed or levied by or on behalf of Japan or any political subdivision or authority thereof or therein having power to tax, unless such withholding or deduction is required by law. If any such withholding or deduction is required by Japanese law, Nomura will pay to the holder such additional amounts, or “additional amounts,” as may be necessary in order that the net amounts received by or on behalf of the holder or the beneficial owner after such withholding or deduction will equal the amounts which would otherwise have been receivable in the absence of such withholding or deduction. However, no such additional amounts will be payable in respect of any payment (a) received by or on behalf of a holder or beneficial owner (i) who fails to comply with the Japanese tax law requirements in respect of the exemption from such withholding or deduction or (ii) who is otherwise subject to such taxes, duties, assessments or governmental charges by reason of his having some connection with Japan other than the mere holding of, or receipt of payments in respect of, any senior debt security, or receipt of payments under the guarantee; (b) where any senior debt security is presented for payment (where presentation is required) more than 30 days after the date on which such payment first becomes due or after the date on which the full amount payable is duly provided for, whichever occurs later, except to the extent that the holder would have been entitled to such additional amounts on presenting the same for payment on the last day of such 30-day period; (c) where such withholding or deduction is imposed on a payment to an individual holder and is required to be made pursuant to European Council Directive 2003/48/EC (the “Directive”) on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; (d) received by or on behalf of a holder who would be able to avoid such withholding or deduction by presenting the relevant senior debt security to another paying agent; or (e) any combination of (a) through (d) above. In addition, no such additional amounts shall be payable with respect to (i) any withholding or deduction required pursuant to Section 871(m) of the U.S. Internal Revenue Code of 1986 (the “Code”), and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or (without prejudice to the rest of the provisions of this section) law implementing an intergovernmental approach thereto.
Additional amounts will not be paid with respect to any payment by Nomura under the guarantee to or on behalf of a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Japan to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who, in each case, would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the relevant senior debt security. The obligation to pay additional amounts with respect to any taxes, duties, assessments and other governmental charges will not apply to (A) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment, fee or other governmental charge or (B) any tax, duty, assessment, fee or other governmental charge which is payable otherwise than by deduction or withholding from payments by Nomura under the guarantee.
Consent to Service of Process and Submission to Jurisdiction
Under the indenture, Nomura has designated Nomura Holding America Inc. (or any successor corporation) as its authorized agent for service of process in any legal action or proceeding arising out of or based upon the indenture or any senior debt securities brought in any state or federal court in the Borough of Manhattan, New York, New York, and Nomura has irrevocably submitted to the jurisdiction of those courts.
Currency of Senior Debt Securities
Amounts that become due and payable on our senior debt securities in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in the applicable prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency.” The specified currency for our senior debt securities will be U.S. dollars, unless the applicable prospectus supplement states otherwise. Some senior debt securities may have different specified currencies for principal and interest. You will have to pay for your senior debt securities by delivering the requisite amount of the specified currency for the principal to Nomura Securities International,

Inc. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and Nomura Securities International, Inc.
Form of Senior Debt Securities
We will issue each senior debt security in global, or “book-entry,” form only, without coupons, unless we specify otherwise in the applicable prospectus supplement. Senior debt securities in book-entry form will be represented by one or more global master securities registered in the name of a depositary, which will be the holder of all the senior debt securities represented by the global master security. Those who own beneficial interests in a global master senior debt security will do so through participants in the depositary’s securities clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”
Types of Senior Debt Securities
We may issue any of the three types of senior debt securities — fixed rate senior debt securities, floating rate senior debt securities and indexed senior debt securities. A senior debt security may have elements of each of these three types of senior debt securities, as more fully described in the applicable prospectus supplement or pricing supplement. For example, a senior debt security may bear interest at a fixed rate during some periods and at a floating rate in others. Those periods may be set out in the prospectus supplement or the interest rate may change to another rate specified in the applicable prospectus supplement at our option. Similarly, a senior debt security may provide for a payment of principal at maturity linked to an index and also bear interest at a fixed or floating rate.
Market-Making Transactions
One or more of Nomura’s subsidiaries may purchase and resell senior debt securities in market-making transactions after their initial issuance, although they are not obligated to do so, provided that they may only resell the senior debt securities if they would be fungible with the remainder of the outstanding debt securities for U.S. federal income tax purposes. Nomura or its subsidiaries may also purchase senior debt securities in the open market or in private transactions to be held by them or cancelled, although they are not obligated to do so.
Redemption and Repayment
The applicable prospectus supplement will indicate the terms of our option, if any, to redeem the securities, in whole or in part, before their stated maturity. Unless otherwise indicated in your prospectus supplement, your senior debt security will not be entitled to the benefit of any sinking fund — that is, we will not deposit money on a regular basis into any separate custodial account to repay your senior debt securities.
If so specified in the applicable prospectus supplement, we, at our election, may redeem the securities in whole or in part on any optional redemption date. The applicable prospectus supplement will indicate the optional redemption dates. Unless stated otherwise in the applicable prospectus supplement, the optional redemption date will be governed by the “following business day” convention, and interest will not accrue during the period from and after the optional redemption.
If we exercise any early redemption option we have, we will pay you the redemption price per security specified in the applicable prospectus supplement, together with any accrued but unpaid interest thereon to but excluding the optional redemption date. If different redemption prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your senior debt security is redeemed.
If we exercise an option to redeem any senior debt security (other than an automatically callable security that experiences the relevant call event), we will give to the holder written notice of the principal amount of the senior debt security to be redeemed. Unless the applicable prospectus supplement specifies a shorter period, we will give you notice of our exercise of our option to redeem not less than 30 days nor more than 60 days before the applicable redemption date, or such other period as may be specified in the applicable prospectus supplement. We will give the notice in the manner described below in “— Special Rules for Action by Holders — Notices.”
Mergers and Similar Transactions
We are generally permitted to consolidate with or merge into another corporation or other entity and another corporation or entity is generally permitted to consolidate with or merge into us. We are also permitted to convey, transfer or lease our properties and assets substantially as an entirety to another corporation or other entity. With regard to any series or tranche of senior debt securities, however, we may not take any of these actions unless all the following conditions are met:
•
If the successor entity in the transaction is not Nomura, the successor entity must be organized and validly existing as a corporation, partnership or trust and must expressly assume our obligations under the senior debt securities of that series or tranche and the underlying indenture with respect to that series or tranche. The successor entity must be organized under the laws of the United States.

•
Immediately after giving effect to the transaction, no default under the senior debt securities of that series or tranche has occurred and is continuing. For this purpose, “default under the senior debt securities of that series or tranche” means an event of default with respect to that series or any event that would be an event of default with respect to that series or tranche if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “— Default, Remedies and Waiver of Default.”

•
The Company has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been complied with.

If the conditions described above are satisfied with respect to the senior debt securities of any series or tranche, we will not need to obtain the approval of the holders of those senior debt securities in order to merge or consolidate or to convey, transfer or lease our properties and assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or convey, transfer or lease our properties and assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of Nomura, or any share-for share exchange (kabushiki-kokan), share transfer (kabushiki-iten) or corporate split (kaisha bunkatsu) pursuant to the Companies Act of Japan, but in which we do not merge or consolidate and any transaction in which we convey, transfer or lease less than substantially all our properties and assets.
Also, if we merge, consolidate or sell our assets substantially as an entirety, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your senior debt securities.
Default, Remedies and Waiver of Default
You will have special rights if an event of default with respect to your tranche of senior debt securities occurs and is continuing, as described in this subsection.
Events of Default
Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any tranche of senior debt securities, we mean any of the following:
•
we do not pay the principal or any premium on any senior debt security of that tranche on the due date and the non-payment continues for a period of 7 days;

•
we do not pay interest on any senior debt security of that tranche within thirty days after the due date;

•
we do not deposit a sinking fund payment with regard to any senior debt security of that tranche on the due date, but only if the payment is required under provisions described in the applicable prospectus supplement and non-deposit continues for a period of 7 days;

•
we default in the performance or remain in breach of any covenant we make in the indenture for the benefit of the relevant tranche, for 90 days after we receive a notice of default stating that we are in default or breach and requiring us to remedy the default or breach. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant tranche of senior debt securities then outstanding;

•
we or Nomura file for bankruptcy or other events of voluntary or involuntary bankruptcy, insolvency or reorganization relating to us occur and, if such events are involuntary, continue for more than 60 days;

•
the cessation of effectiveness of the guarantee of that tranche or the finding by any judicial proceeding that the guarantee of that tranche is unenforceable or invalid or the denial or disaffirmation by Nomura of its obligations under the guarantee of that tranche; or

•
if the applicable prospectus supplement states that any additional event of default applies to the tranche, that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular tranche or any particular senior debt security or senior debt securities within a tranche, as indicated in the applicable prospectus supplement.
Remedies If an Event of Default Occurs
Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any tranche of senior debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all senior debt securities of that tranche then outstanding may accelerate the stated maturity of the affected tranche of senior debt securities by declaring the entire principal amount of the senior debt securities of that tranche to be due immediately.
Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any tranche is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the senior debt securities of that tranche may cancel the acceleration, subject to certain conditions set forth in the indenture.
The trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all senior debt securities of the relevant tranche may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that tranche. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the senior debt securities of that tranche.
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any senior debt security, all of the following must occur:
•
the holder of our senior debt securities must give the trustee written notice that an event of default has occurred;

•
the holders of not less than 25% in principal amount of all senior debt securities of your tranche must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•
the trustee must not have taken action for 60 days after the above steps have been taken; and

•
during those 60 days, the holders of a majority in principal amount of the senior debt securities of your tranche must not have given the trustee directions that are inconsistent with the above written request of the holders of not less than 25% in principal amount of the senior debt securities of your tranche.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your senior debt security on or after its stated maturity (or, if your senior debt security is redeemable, on or after its redemption date).
Waiver of Default
The holders of not less than a majority in principal amount of the senior debt securities of any tranche may waive a default for all senior debt securities of that tranche, subject to certain exceptions described in the Indenture. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your senior debt security, however, without the approval of the particular holder of that senior debt security.
Compliance with Guaranteed Senior Debt Indenture
We will furnish to the trustee every year a written statement certifying that to our knowledge we are in compliance with the indenture and the senior debt securities issued under it, or else specifying any default under the indenture.
Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the stated maturity of a tranche of senior debt securities. Book-entry and other indirect owners are described below under “Legal Ownership and Book-Entry Issuance.”
Modification of the Guaranteed Senior Debt Indenture and Waiver of Covenants
There are four types of changes we can make to our indenture and the senior debt securities or series of senior debt securities issued under the indenture.
Changes Requiring Holders’ Approval
First, there are changes that cannot be made without the approval of the holder of each senior debt security affected by the change under the indenture. Here is a list of those types of changes:
•
change the stated maturity for any principal or interest payment on a senior debt security;

•
reduce the principal amount, the amount payable on acceleration of the stated maturity after a default, the interest rate or the redemption price for a senior debt security;

•
permit redemption of a senior debt security if not previously permitted;

•
impair any right a holder may have to require repayment of its senior debt security;

•
change the currency of any payment on a senior debt security;

•
change the place of payment on a senior debt security;

•
impair a holder’s right to sue for payment of any amount due on its senior debt security;

•
reduce the percentage in principal amount of any senior debt securities, taken separately or together, as applicable, and whether comprising the same or different series or tranche or less than all of the senior debt securities of a series or tranche, the approval of whose holders is needed to change the indenture or those senior debt securities;

•
reduce the percentage in principal amount of the senior debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the senior debt securities of a series, the consent of whose holders is needed to waive our compliance with the indenture or to waive defaults; and

•
change the provisions of the indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected senior debt security.

Changes Not Requiring Holders’ Approval
Changes to the indenture that are limited to clarifications and changes that would not adversely affect any senior debt securities of any series or tranche in any material respect do not require the approval of the holders of the affected senior debt securities. Holders’ approval is similarly not necessary to make changes that affect only senior debt securities to be issued under the indenture after the changes take effect.
We may also make changes or obtain waivers that do not adversely affect a particular senior debt security, even if they affect other senior debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected senior debt security; we need only obtain any required approvals from the holders of the affected senior debt securities.
Changes Requiring Majority Approval
Any other change to the indenture and the senior debt securities issued under the indenture would require the following approval:
•
If the change affects only particular senior debt securities within a series or tranche, it must be approved by the holders of a majority in principal amount of such particular senior debt securities.

•
If the change affects multiple senior debt securities of one or more series or tranches, it must be approved by the holders of a majority in principal amount of all senior debt securities affected by the change, with all such affected senior debt securities voting together as one class for this purpose (and by the holders of a majority in principal amount of any affected senior debt securities that by their terms are entitled to vote separately as described below).

In each case, the required approval must be given by written consent.
The modification of terms with respect to certain securities of a series or tranche issued under the indenture could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series or tranche that are not affected by such modification.
The same majority approval would be required for us to obtain a waiver of any of our covenants in the indenture. Our covenants include the promises we make about merging, which we describe above under “— Mergers and Similar Transactions.” If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular senior debt security, or in the indenture as it affects that senior debt security, that we cannot change without the approval of the holder of that senior debt security as described above in “— Changes Requiring Holders’ Approval,” unless that holder approves the waiver.
Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or any senior debt securities or request a waiver.
Special Rules for Action by Holders
When holders take any action under the indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.
Only Outstanding Senior Debt Securities Are Eligible
Only holders of outstanding senior debt securities or the outstanding senior debt securities of the applicable series or tranche, as applicable, will be eligible to participate in any action by holders of such senior debt securities or the senior debt securities of that series or tranche. Also, we will count only outstanding senior debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a senior debt security will not be “outstanding” if:
•
it has been canceled or surrendered for cancellation;

•
we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•
we have fully defeased it;

•
it has been issued as a replacement for a mutilated, destroyed, lost or stolen senior debt security; or

•
we or one of our affiliates, such as Nomura Securities International, Inc., is the owner.

Determining Record Dates for Action by Holders
We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global senior debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global senior debt securities may differ from those for other senior debt securities.
Form, Exchange and Transfer of Senior Debt Securities
If any senior debt securities cease to be issued in registered global form, they will be issued:
•
only in fully registered form;

•
without interest coupons; and

•
unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Holders may exchange their senior debt securities for senior debt securities of smaller denominations or combined into fewer senior debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your senior debt securities for securities of a different series or tranche or having different terms, unless your prospectus supplement says you may.
Holders may exchange or transfer their senior debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated senior debt securities at that office. We have appointed the trustee to act as our agent for registering senior debt securities in the names of holders and transferring and replacing senior debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their senior debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any senior debt securities.
If we have designated additional transfer agents for your senior debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If the senior debt securities of any series or tranche are redeemable and we redeem less than all of those senior debt securities, we may block the transfer or exchange of those senior debt securities during the period beginning 15 calendar days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any senior debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any senior debt security being partially redeemed.
If a senior debt security is issued as a global senior debt security, only the depositary, DTC, Euroclear or Clearstream, as applicable, will be entitled to transfer and exchange the senior debt security as described in this subsection, since the depositary will be the sole holder of the senior debt security.
Paying Agent
We or Nomura, as the case may be, may appoint one or more financial institutions to act as the paying agent for us or Nomura, respectively, at whose designated offices senior debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We or Nomura may add, replace or terminate paying agents from time to time. We or Nomura may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.
Unclaimed Payments
Regardless of who acts as paying agent, all money paid by us or Nomura to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us or Nomura, as the case may be. After that two-year period, the holder may look only to us or Nomura, as the case may be, for payment and not to the trustee, any other paying agent or anyone else.
Notices
Notices to be given to holders of a global senior debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of senior debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.
Concerning the Trustee
Deutsche Bank Trust Company Americas is initially serving as the trustee for the senior debt securities. Under the indenture, we are required to file with the trustee any information, documents and other reports, or summaries thereof, as may be required under the Trust Indenture Act, at the times and in the manner provided under the Trust Indenture Act. However, in case of documents Nomura files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, any such filing with the trustee need not be made until the 15th day after such filing is actually made with the SEC. The address of Deutsche Bank Trust Company Americas is 1 Columbus Circle, New York, New York 10019.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE
This section describes the special considerations that will apply to registered securities issued in global, or “book-entry,” form.
Legal Owner of a Registered Security
Each senior debt security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of senior debt securities. We refer to those who have senior debt securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the “holders” of those senior debt securities. These persons are the legal holders of the senior debt securities. We refer to those who, indirectly through others, own beneficial interests in senior debt securities that are not registered in their own names as the “indirect owners” of those senior debt securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.
Book-Entry Owners
We intend to initially issue each security in book-entry form only by reference to a single master note. This means all senior debt securities we issue will be represented by one global security registered in the name of a financial institution that holds such master note as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the senior debt securities on behalf of themselves or their customers.
Under the indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, we will recognize only the depositary as the holder of the senior debt securities and we will make all payments on the senior debt securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the senior debt securities.
As a result, investors will not own senior debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the senior debt securities are issued in global form and represented by a single master note, investors will be indirect owners, and not holders, of the senior debt securities.
Street Name Owners
In the event that the depositary is no longer willing or able to continue to hold our global master note which represents the senior debt securities, we may terminate the global master note and issue senior debt securities in non-global form. In these cases, investors may choose to hold their senior debt securities in their own names or in street name. Senior debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those senior debt securities through an account he or she maintains at that institution.
For senior debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the senior debt securities are registered as the holders of those senior debt securities and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold senior debt securities in street name will be indirect owners, not holders, of those senior debt securities.
Legal Holders
Our obligations and the obligations of the trustee under the indenture and the obligations, if any, of any other third parties employed by us, the trustee or any of those agents, run only to the holders of the senior debt securities, which in this case is the custodian of the depositary as holder of our global master note.

We do not have obligations to investors who hold beneficial interests in our global master note, who may hold in street name if we terminate the global master note, or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the senior debt securities only in global master note form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, e.g., to amend the indenture for a series or tranche of senior debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture — we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.
Special Considerations for Indirect Owners
If you hold senior debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
•
how it handles securities payments and notices;

•
whether it imposes fees or charges;

•
how it would handle a request for the holders’ consent, if ever required;

•
whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•
how it would exercise rights under the senior debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•
if the senior debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Security
We intend to issue each security in book-entry form only. All senior debt securities we issue in book-entry form will be represented by one global master note we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.
Each series or tranche of senior debt securities will have one or more of the following as the depositaries:
•
DTC;

•
a financial institution holding the senior debt securities on behalf of Euroclear;

•
a financial institution holding the senior debt securities on behalf of Clearstream; and

•
any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s clearing systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your senior debt securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.
A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We intend, however, to issue a global security in the form of a master note that represents multiple securities of the same kind, such as senior debt securities, that have different terms and are issued at different times. We call this kind of global security a global master note. Unless your prospectus supplement indicates otherwise, your senior debt securities are represented by a global master note registered in the name of Cede & Co., as nominee for DTC.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.
Unless the prospectus supplement for a particular security indicates otherwise, that security will be issued in global form only, and the security will be represented by the global master note at all times unless and until the global master note is terminated. We describe the situations in which this can occur below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the senior debt securities through another book-entry clearing system or decide that the senior debt securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.
If senior debt securities are issued only in the form of a global security, an investor should be aware of the following:
•
An investor cannot cause the senior debt securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the senior debt securities, except in the special situations we describe below.

•
An investor will be an indirect holder and must look to his or her own bank or broker for payments on the senior debt securities and protection of his or her legal rights relating to the senior debt securities, as we describe above under “— Legal Owner of a Registered Security.”

•
An investor may not be able to sell interests in the senior debt securities to some insurance companies and other institutions that are required by law to own their senior debt securities in non-book-entry form.

•
An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the senior debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•
The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•
The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well.

•
Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the senior debt securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.
Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated
If we issue any series or tranche of senior debt securities in book-entry form but we choose to give the beneficial owners of that series or tranche the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series or tranche and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the senior debt securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate. Unless your prospectus supplement expressly states otherwise, you will not have the right to obtain non-global securities.
In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the senior debt securities it represented. After that exchange, the choice of whether to hold the senior debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Legal Owner of a Registered Security.”
The special situations for termination of a global security are as follows:
•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•
if we notify the trustee that we wish to terminate that global security; or

•
in the case of a global security representing senior debt securities issued under the indenture, if an event of default has occurred with regard to these senior debt securities or warrants and has not been cured or waived.

DTC’s current rules provide that it would notify its participants of a request by us to terminate a global security, but will only withdraw beneficial interests from the global security at the request of each DTC participant.
If a global security is terminated, only the depositary, and not we or the trustee, is responsible for deciding the names of the institutions in whose names the senior debt securities represented by the global security will be registered and, therefore, who will be the holders of those senior debt securities.
Clearing and Settlement
The principal clearing systems we will use are the book-entry systems operated by DTC in the United States, Clearstream in Luxembourg and Euroclear in Belgium. These systems have established electronic securities and payment, transfer, processing, depositary and custodial links among themselves and others, either directly or indirectly through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.
Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for senior debt securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the senior debt securities will be cleared and settled on a delivery against payment basis.
If we issue senior debt securities to you outside of the United States, its territories and possessions, you must initially hold your interests through Euroclear, Clearstream or the clearance system that is described in the applicable prospectus supplement. Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.
Clearstream and Euroclear hold interests on behalf of their participants through customers’ securities accounts in the names of Clearstream and Euroclear on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of DTC.
The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to your interest in senior debt securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement. We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.
DTC, Clearstream, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time. The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.
You will be required to make your initial payment for the senior debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving senior debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream participants or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. The securities have been accepted for clearance through DTC, Clearstream and Euroclear.
In addition, we may choose any other clearing system for a particular series of senior debt securities.
The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
Subject to the assumptions and limitations described below, the following summary describes the U.S. federal income tax considerations as of the date hereof of the acquisition, ownership and disposition of the notes to beneficial owners (“holders”) purchasing notes. Holders intending to purchase notes should carefully examine the applicable pricing supplement and consult their own tax advisors as suggested by such pricing supplement.
For purposes of this summary, a “U.S. holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or a resident of the United States;

•
a corporation (or other entity that is treated as a corporation for federal tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

•
an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•
a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons, for U.S. federal income tax purposes, have the authority to control all of its substantial decisions.

For purposes of this summary, a “non-U.S. holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes:
•
a nonresident alien individual;

•
a foreign corporation;

•
an estate whose income is not subject to U.S. federal income tax on a net income basis; or

•
a trust if no court within the United States is able to exercise primary jurisdiction over its administration or if United States persons do not have the authority to control all of its substantial decisions.

An individual may, subject to certain exceptions, be deemed to be a resident of the United States for U.S. federal income tax purposes by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one third of the days present in the immediately preceding year, and one sixth of the days present in the second preceding year).
This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the “Code”), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the U.S. federal income tax consequences described herein. This summary addresses only holders that purchase notes at initial issuance, and own notes as capital assets and not as part of a “straddle,” “hedge,” “synthetic security,” or a “conversion transaction” for U.S. federal income tax purposes or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the U.S. federal income tax laws (such as banks, thrifts or other financial institutions; insurance companies; securities dealers or brokers, or traders in securities electing mark-to-market treatment; regulated investment companies or real estate investment trusts; small business investment companies; S corporations; investors that hold their notes through a partnership or other entity treated as a partnership for federal tax purposes; investors whose functional currency is not the U.S. dollar; certain former citizens or residents of the United States; persons that actually or constructively own 10% or more (by vote or value) of any reference asset that is stock; non-U.S. persons that may qualify for the benefits of a U.S. income tax treaty; persons subject to any alternative minimum tax; persons subject to special tax accounting rules under Section 451(b) of the Code; retirement plans or other tax-exempt entities, or persons holding the notes in tax-deferred or tax-advantaged accounts; or “controlled foreign corporations” or “passive foreign investment companies” for U.S. federal income tax purposes). This summary also does not address the tax consequences to shareholders, or other equity holders in, or beneficiaries of, a holder, or any state, local or non-U.S. tax consequences of the purchase, ownership or disposition of the notes. Persons considering the purchase of notes should consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations as well as any consequences of the purchase, beneficial ownership and disposition of notes arising under the laws of any other taxing jurisdiction.
In the case of notes linked to a reference asset, we will not attempt to ascertain whether a reference asset or any of the entities whose stock is included in, or owned by, a reference asset, as the case may be, would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If a reference asset or one or more of the entities whose stock is included in, or owned by, a reference asset, as the case may be, were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by a reference asset or entities whose stock is included in, or owned by, a reference asset, as the case may be, and consult your tax advisor regarding the possible consequences to you if a reference asset or one or more of the entities whose stock is included in, or owned by, a reference asset, as the case may be, is or becomes a PFIC or USRPHC.
Although the notes will be issued by Nomura America Finance, LLC, they will be treated for U.S. federal income tax purposes as if they were issued by Nomura Holding America Inc. Accordingly, throughout this discussion, references to “we,” “our” or “us” applicable to Nomura America Finance, LLC generally refer to Nomura Holding America Inc. unless the context requires otherwise.
The applicable pricing supplement may contain a further discussion of the special U.S. federal income tax consequences applicable to certain notes. The summary of the U.S. federal income tax considerations contained in the applicable pricing supplement supersedes the following summary to the extent it is inconsistent therewith.
PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.
Tax Treatment of U.S. Holders
U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes
Unless otherwise indicated in the applicable pricing supplement, we intend to treat the notes as indebtedness for U.S. federal income tax purposes and except as provided below under “— Certain Notes Treated as a Put Option and a Deposit or a Derivative Contract,” the balance of this summary assumes that the notes are treated as indebtedness for U.S. federal income tax purposes. However, the treatment of a note as indebtedness for U.S. federal income tax purposes depends on a number of factors, and if the notes are not properly treated as indebtedness for U.S. federal income tax purposes, the U.S. federal income tax treatment of investors in notes may be different than that described below.
Taxation of Interest.   The taxation of interest on a note depends on whether the interest is “qualified stated interest” (as defined below). Interest that is qualified stated interest will generally be includible in a U.S. holder’s income as ordinary interest income when actually or constructively received (if such holder uses the cash method of accounting for U.S. federal income tax purposes) or when accrued (if such holder uses an accrual method of accounting for U.S. federal income tax purposes). Interest that is not qualified stated interest is includible in a U.S. holder’s income under the rules governing “original issue discount” described below, regardless of such U.S. holder’s regular method of tax accounting. Notwithstanding the foregoing, interest that is payable on a note with a maturity of one year or less from its issue date, referred to as a “Short-Term Note,” is included in a U.S. holder’s income under the rules described below under “— Short-Term Notes.” Unless otherwise indicated in the applicable pricing supplement, interest on a note will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. holder’s normal method of accounting for tax purposes.
Definition of Qualified Stated Interest.   Interest on a note is “qualified stated interest” if the interest is unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property (other than debt instruments issued by us) at least annually at a single fixed rate (in the case of a note that bears interest at a fixed rate (a “Fixed Rate Note”)) or at a single “qualified floating rate” or “objective rate” (in the case of a note that bears interest at a floating rate (a “Floating Rate Note”) and that qualifies as a VRDI, as defined below). If a Floating Rate Note that qualifies as a VRDI provides for interest other than at a single qualified floating rate or single objective rate, special rules apply to determine the portion of such interest that constitutes qualified stated interest. See “— Notes that are VRDIs” below.
Definition of Variable Rate Debt Instrument.   The applicable pricing supplement will indicate whether we intend to treat a note as a variable rate debt instrument that is subject to these special rules.
A Floating Rate Note will qualify as a variable rate debt instrument (“VRDI”) if all four of the following conditions are met. First, the “issue price” (as defined under “— Taxation of Original Issue Discount,” below) of the Floating Rate Note must not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (i) .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in the case of a Floating Rate Note that provides for payment of any amount other than qualified stated interest before maturity, its weighted average maturity) and (ii) 15% of the total noncontingent principal payments. A Floating Rate Note that does not provide for contingent principal will satisfy this requirement as long as it is not issued at a significant premium.
Second, except as provided in the preceding paragraph, the Floating Rate Note must not provide for any principal payments that are contingent.
Third, the Floating Rate Note must provide for stated interest (compounded or paid at least annually) at (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate or (iv) a single fixed rate and a single objective rate that is a “qualified inverse floating rate” (as defined below).
Fourth, the Floating Rate Note must provide that a qualified floating rate or objective rate in effect at any time during the term of the Floating Rate Note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.
Definition of a Qualified Floating Rate.   Subject to certain exceptions, a variable rate of interest on a Floating Rate Note is a “qualified floating rate” if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the Floating Rate Note is denominated. This definition includes a variable rate equal to (i) the product of an otherwise qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 or (ii) an otherwise qualified floating rate plus or minus a spread. If the variable rate equals the product of an otherwise qualified floating rate and a single fixed multiple greater than 1.35 or less than or equal to .65, however, such rate will generally be an objective rate. A variable rate will not be considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is not fixed throughout the term of the Floating Rate Note and is reasonably expected as of the issue date to cause the yield on the Floating Rate Note to be significantly more or less than the expected yield determined without the restriction.
Definition of an Objective Rate.   Subject to certain exceptions, an “objective rate” is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information that is neither within our control (or a related party) nor unique to our circumstances (or a related party). A rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Floating Rate Note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the term. The Internal Revenue Service (“IRS”) may designate rates other than those specified above that will be treated as objective rates. As of the date hereof, no such other rates have been designated. An objective rate is a “qualified inverse floating rate” if (i) the rate is equal to a fixed rate minus a qualified floating rate and (ii) the variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate).

If interest on a Floating Rate Note is stated at a fixed rate for an initial period of one year or less, followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate.
Taxation of Original Issue Discount.   The applicable pricing supplement will indicate whether a note may be issued with original issue discount. U.S. holders of notes issued with original issue discount will be subject to special tax accounting rules, as described in greater detail below. Additional rules applicable to notes having original issue discount that are denominated in or determined by reference to a currency other than the U.S. dollar are described under “— Foreign Currency Notes” below. Original issue discount is the excess, if any, of a note’s “stated redemption price at maturity” over the note’s “issue price.” A note’s “stated redemption price at maturity” is the sum of all payments provided by the note (whether designated as interest or as principal) other than payments of qualified stated interest. The “issue price” of a note is the first price at which a substantial amount of the notes in the issuance that includes the note is sold for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). If a note is issued as part of an investment unit (e.g., together with a warrant), the issue price of the investment unit is determined in the same manner and allocated between the note and right (or rights) that comprise the unit based on their relative fair market values.
Holders of notes with original issue discount (other than Short-Term Notes, as defined below) generally will be required to include such original issue discount in income as it accrues in accordance with the constant yield method described below, irrespective of the receipt of the related cash payments. A U.S. holder’s tax basis in a note is increased by the amount of accrued original issue discount and decreased by each payment other than a payment of qualified stated interest.
The amount of original issue discount with respect to a note will be treated as zero if the original issue discount is less than an amount equal to .0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (or, in the case of a note that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the note). If the amount of original issue discount is less than that amount, the original issue discount that is not included in payments of stated interest is included in income as capital gain as principal payments are made. The amount includible with respect to a principal payment equals the product of the total amount of original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the stated principal amount of the note.
Inclusion of Original Issue Discount in Income — Fixed Rate Notes.   In the case of a Fixed Rate Note issued with original issue discount, the amount of original issue discount includible in the income of a U.S. holder for any taxable year is determined under the constant yield method, as follows. First, the “yield to maturity” of the Fixed Rate Note is computed. The yield to maturity is the discount rate that, when used in computing the present value of all interest and principal payments to be made under the Fixed Rate Note (including payments of qualified stated interest), produces an amount equal to the issue price of the Fixed Rate Note. The yield to maturity is constant over the term of the Fixed Rate Note and, when expressed as a percentage, must be calculated to at least two decimal places.
Second, the term of the Fixed Rate Note is divided into “accrual periods.” Accrual periods may be of any length and may vary in length over the term of the Fixed Rate Note, provided that each accrual period is no longer than one year and that each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period.
Third, the total amount of original issue discount on the Fixed Rate Note is allocated among accrual periods. In general, the original issue discount allocable to an accrual period equals the product of the “adjusted issue price” of the Fixed Rate Note at the beginning of the accrual period and the yield to maturity of the Fixed Rate Note, less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of a Fixed Rate Note at the beginning of the first accrual period is its issue price.
Thereafter, the adjusted issue price of the Fixed Rate Note is its issue price, increased by the amount of original issue discount previously includible in the gross income of any holder and decreased by the amount of any payment previously made on the Fixed Rate Note other than a payment of qualified stated interest.

For purposes of computing the adjusted issue price of a Fixed Rate Note, the amount of original issue discount previously includible in the gross income of any U.S. holder is determined without regard to “premium” and “acquisition premium,” as those terms are defined below under “— Premium and Acquisition Premium.”
Fourth, the “daily portions” of original issue discount are determined by allocating to each day in an accrual period its ratable portion of the original issue discount allocable to the accrual period.
A U.S. holder includes in income in any taxable year the daily portions of original issue discount for each day during the taxable year that such holder held the Fixed Rate Note. Under the constant yield method described above, U.S. holders generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.
Taxation of Original Issue Discount on Floating Rate Notes and Indexed Notes.   The taxation of original issue discount on a Floating Rate Note or a note for which the principal amount payable at the stated maturity, or the interest on the note, or both, may be determined by reference to currencies, currency units, commodity prices, financial or non-financial indices or other factors (an “Indexed Note”) will depend on whether the Floating Rate Note or Indexed Note is a VRDI, as that term is described above under “— Definition of Variable Rate Debt Instrument.”
Notes that are VRDIs.   In the case of a VRDI that provides for qualified stated interest (as defined above) the amount of qualified stated interest and original issue discount, if any, includible in income during a taxable year is determined under the rules applicable to Fixed Rate Notes (described above) by assuming that the variable rate of interest is a fixed rate equal to (i) in the case of a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, and (ii) in the case of an objective rate (other than a qualified inverse floating rate), the rate that reflects the yield that is reasonably expected for the note. Qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.
If a note that is a VRDI does not provide for qualified stated interest, the amount of interest and original issue discount accruals are determined by constructing an equivalent fixed rate debt instrument, as follows:
First, in the case of an instrument that provides for interest at a fixed rate, replace the fixed rate by a qualified floating rate (or qualified inverse floating rate, if applicable) such that the fair market value of the instrument as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.
Second, determine the fixed rate substitute for each variable rate provided by the note. The fixed rate substitute for each qualified floating rate provided by the note is the value of that qualified floating rate on the issue date. If the note provides for two or more qualified floating rates with different intervals between interest adjustment dates, the fixed rate substitutes are based on intervals that are equal in length. The fixed rate substitute for an objective rate that is a qualified inverse floating rate is the value of the qualified inverse floating rate on the issue date. The fixed rate substitute for an objective rate (other than a qualified inverse floating rate) is a fixed rate that reflects the yield that is reasonably expected for the note.
Third, construct an equivalent fixed rate debt instrument that has terms that are identical to those provided under the note, except that the equivalent fixed rate debt instrument provides for the fixed rate substitutes determined in the second step, in lieu of the qualified floating rates or objective rate provided by the note.
Fourth, determine the amount of qualified stated interest and original issue discount for the equivalent fixed rate debt instrument under the rules described above for Fixed Rate Notes. These amounts are taken into account as if the U.S. holder held the equivalent fixed rate debt instrument. See “— Taxation of Interest,” “— Taxation of Original Issue Discount” and “— Inclusion of Original Issue Discount in Income — Fixed Rate Notes” above.

Fifth, make appropriate adjustments for the actual values of the variable rates. In this step, qualified stated interest or original issue discount allocable to an accrual period is increased (or decreased) if the interest actually accrued or paid during the accrual period exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the equivalent fixed rate debt instrument. In general, this increase or decrease is an adjustment to qualified stated interest for the accrual period if the equivalent fixed rate debt instrument constructed under the third step provides for qualified stated interest and the increase or decrease is reflected in the amount actually paid during the accrual period, and otherwise the increase or decrease is an adjustment to original issue discount, if any, for the accrual period.
Contingent Notes.   Unless otherwise noted in the applicable pricing supplement, if any, Floating Rate Notes that are not VRDIs (“Contingent Notes”) will be treated as “contingent payment debt instruments” and will be taxable under the rules applicable thereto (the “Contingent Debt Regulations”) for U.S. federal income tax purposes. As a result, the Contingent Notes will generally be subject to the original issue discount provisions of the Code and the Treasury Regulations thereunder, and a U.S. holder will be required to accrue interest income on the Contingent Notes as set forth below. The following discussion assumes that a U.S. holder will purchase a Contingent Note for an amount equal to its issue price, and that the issue price equals the principal amount thereof.
At the time the Contingent Notes are issued, we will be required to determine a “comparable yield” for the Contingent Notes. The comparable yield is the yield at which we could issue a fixed rate debt instrument with terms and conditions similar to those of the Contingent Note (including the level of subordination, term, timing of payments and general market conditions, but not taking into consideration the riskiness of the contingencies or the liquidity of the Contingent Note), but is not less than the applicable federal rate (based on the overall maturity of the Contingent Note) announced monthly by the IRS (the “AFR”) and in effect for the month in which the Contingent Note is issued. The comparable yield may be greater than or less than the stated interest rate, if any, with respect to the Contingent Notes. In certain cases where contingent payments with respect to Contingent Notes are not based on market information and where Contingent Notes are marketed or sold in substantial part to tax-exempt investors or other investors for whom the prescribed inclusion of interest is not expected to have a substantial effect on their U.S. tax liability, the comparable yield for the Contingent Note, without proper evidence to the contrary, is presumed to be the AFR.
Solely for purposes of determining the amount of interest income that a U.S. holder will be required to accrue (and which we will be required to report on an IRS Form 1099), we will be required to construct a “projected payment schedule” for the Contingent Notes, determined under the Contingent Debt Regulations (the “Schedule”), representing a series of payments the amount and timing of which would produce a yield to maturity on the Contingent Notes equal to the comparable yield. The Schedule is determined as of the issue date and generally remains in place throughout the term of the Contingent Notes. The Schedule includes each noncontingent payment and an amount for each contingent payment as determined below. If a contingent payment is based on market information, the amount of the projected payment is the forward price of the contingent payment. If a contingent payment is not based on market information, the amount of the projected payment is the expected value if the contingent payment as of the issue date. The Schedule must produce the comparable yield determined as set forth above. Otherwise, the Schedule must be adjusted under the rules set forth in the Contingent Debt Regulations. The applicable pricing supplement will either provide the Schedule, or investors can obtain the Schedule by contacting Nomura America Finance, LLC, Worldwide Plaza, 309 West 49th Street, New York, New York 10019-7316, Attn: Tax Department. Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amounts, if any, that the Contingent Notes will pay.
We are required to provide each U.S. holder of a Contingent Note with the Schedule described above. If we do not create a Schedule or the Schedule is unreasonable, a U.S. holder must set its own projected payment schedule and explicitly disclose the use of the schedule and the reason therefor. Unless otherwise prescribed by the IRS, the U.S. holder must make the disclosure on a statement attached to the U.S. holder’s timely filed U.S. federal income tax return for the taxable year in which the Contingent Note was acquired. A U.S. holder of a Contingent Note, regardless of accounting method, will be required to accrue as original issue discount the sum of the daily portions of interest on the Contingent Note for each day in the taxable year on which the U.S. holder held the Contingent Note, calculated by reference to the comparable yield and adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments made on the Contingent Note as set forth below. The daily portions of interest in respect of a Contingent Note are determined by allocating to each day in an accrual period the ratable portion of interest on the Contingent Note that accrues in the accrual period. The amount of interest on a Contingent Note that accrues in an accrual period is determined by multiplying the comparable yield of the Contingent Note (adjusted for the length of the accrual period) by the Contingent Note’s adjusted issue price at the beginning of the accrual period. The adjusted issue price of a Contingent Note at the beginning of the first accrual period will equal its issue price and for any accrual period after the first accrual period will be (i) the sum of the issue price of the Contingent Note and any interest previously accrued on the Contingent Note by a U.S. holder, disregarding any positive or negative adjustments (as discussed below), minus (ii) the amount of any noncontingent payment and projected contingent payments on the Contingent Note for previous accrual periods.
A U.S. holder will be required to recognize additional interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments, in respect of a Contingent Note for a taxable year. A net negative adjustment, i.e., the excess of projected payments over actual payments, in respect of a Contingent Note for a taxable year will first reduce the amount of interest in respect of the Contingent Note that a U.S. holder would otherwise be required to include in income in the taxable year and, to the extent of any excess, will give rise to an ordinary loss equal to that portion of this excess as does not exceed the excess of the amount of all previous interest inclusions under the Contingent Note over the total amount of the U.S. holder’s net negative adjustments treated as ordinary loss on the Contingent Note in prior taxable years. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the Contingent Note or to reduce the amount realized on a sale, exchange or retirement of the Contingent Note. When a U.S. holder purchases a Contingent Note at a price other than the adjusted issue price of the Note, the difference between the purchase price and the adjusted issue price must be reasonably allocated to the daily portions of interest or projected payments with respect to the Contingent Note over its remaining term and treated as a positive or negative adjustment, as the case may be, with respect to each period to which it is allocated.
Upon a sale, exchange or retirement of a Contingent Note, a U.S. holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder’s adjusted tax basis in the Contingent Note. If we deliver property, other than cash, to a holder in retirement of a Contingent Note, the amount realized will equal the fair market value of the property, determined at the time of retirement, plus the amount of cash, if any, received in lieu of property. A U.S. holder’s adjusted tax basis in a Contingent Note generally will equal the cost of the Contingent Note, increased by the amount of interest income previously accrued by the holder in respect of the Contingent Note, disregarding any positive or negative adjustments, and decreased by the amount of any noncontingent payments and all prior projected contingent payments previously made in respect of the Contingent Note. A U.S. holder generally will treat any gain as interest income, and any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary losses, and the balance as capital loss.
If a contingent payment becomes fixed (within the meaning of applicable Treasury regulations) more than six months before its due date, a positive or negative adjustment, as appropriate, is made to reflect the difference between the present value of the amount that is fixed and the present value of the projected amount. The present value of each amount is determined by discounting the amount from the date the payment is due to the date the payment becomes fixed, using a discount rate equal to the comparable yield. If all contingent payments on a Contingent Note become fixed substantially contemporaneously, applicable Treasury regulations provide that, with regard to contingent payments that become fixed on a day that is more than six months before their due date, U.S. holders should take into account positive or negative adjustments in respect of such contingent payments over the period to which they relate in a reasonable manner. U.S. holders should consult their tax advisors as to what would be a “reasonable manner” in their particular situation.
Prospective investors should consult their own tax advisors with respect to the application of the contingent payment debt instrument provisions to notes.

Other Rules.   Certain notes having original issue discount may be redeemed prior to maturity. Such notes may be subject to rules that differ from the general rules discussed above relating to the tax treatment of original issue discount. Purchasers of such notes with a redemption feature should carefully examine the applicable pricing supplement and should consult their tax advisors with respect to such feature since the tax consequences with respect to interest and original issue discount will depend, in part, on the particular terms and the particular features of the note.
Pre-Issuance Accrued Interest.   If (i) a portion of the initial purchase price of a note is attributable to pre-issuance accrued interest, (ii) the first stated interest payment on the note is to be made within one year of the note’s issue date, and (iii) the payment will equal or exceed the amount of pre-issuance accrued interest, then the U.S. holder may compute the issue price of the note by subtracting the amount of the pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the note.
Notes Subject to Call or Put Options.   For purposes of calculating the yield and maturity of a note subject to an option, in general, a call option held by the issuer is presumed exercised if, upon exercise, the yield on the note is less than it would have been had the option not been exercised, and a put option held by a U.S. holder is presumed exercised if, upon exercise, the yield on the note is more than it would have been had the option not been exercised. The effect of this rule generally may accelerate or defer the inclusion of original issue discount in the income of a U.S. holder whose note is subject to a put option or a call option, as compared to a note that does not have such an option. If any option that is presumed to be exercised is not in fact exercised, the note is treated as reissued solely for purposes of the original issue discount rules on the date of presumed exercise for an amount equal to its adjusted issue price on that date. The deemed reissuance will have the effect of redetermining the note’s yield and maturity for original issue discount purposes and any related subsequent accruals of original issue discount.
Short-Term Notes.   In the case of a note that matures one year or less from its date of issuance (a “Short-Term Note”), a cash method U.S. holder generally is not required to accrue original issue discount for U.S. federal income tax purposes unless such holder elects to do so. U.S. holders who make such an election, U.S. holders who report income for U.S. federal income tax purposes on the accrual method and certain other U.S. holders, including banks and dealers in securities, are required to include original issue discount in income on such Short-Term Notes as it accrues on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding. In the case of a U.S. holder who is not required, and does not elect, to include the original issue discount in income currently, stated interest will generally be taxable at the time it is received and any gain realized on the sale, exchange or other disposition of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or other disposition (generally reduced by prior payments of interest, if any). In addition, such holders will be required to defer deductions for all or a portion of any interest paid on indebtedness incurred to purchase or carry Short-Term Notes in an amount not exceeding the accrued original issue discount not previously included in income.
Market Discount.   If a U.S. holder acquires a note having a maturity date of more than one year from the date of its issuance and has an initial tax basis in the note that is less than its “stated redemption price at maturity” (or, in the case of a note with original issue discount, less than its “adjusted issue price”), the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless such difference is less than .0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (from the date of acquisition). Under the market discount rules of the Code, a U.S. holder will be required to treat any principal payment (or, in the case of a note having original issue discount, any payment that does not constitute a payment of qualified stated interest) on, or any gain on the sale, exchange or other disposition of, a note as ordinary income to the extent of the accrued market discount that has not previously been included in income. If such note is disposed of in certain otherwise nontaxable transactions, accrued market discount will be includible as ordinary income to the U.S. holder as if such holder had sold the note at its then fair market value. Market discount generally accrues on a straight-line basis over the remaining term of a note except that, at the election of the U.S. holder, market discount may accrue on a constant yield basis. A U.S. holder may not be allowed to deduct immediately all or a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry such note.

A U.S. holder may elect to include market discount in income currently, as it accrues (either on a straight-line basis or, if the U.S. holder so elects, on a constant yield basis), in which case the interest deferral rule set forth in the preceding sentence will not apply. An election to include market discount in income currently will apply to all debt instruments acquired by the U.S. holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.
Premium and Acquisition Premium.   A U.S. holder that purchases a note having original issue discount for an amount that is greater than its adjusted issue price but less than or equal to the sum of all remaining amounts payable on the note other than payments of qualified stated interest will be considered to have purchased such note at an “acquisition premium.” In such a case, the amount of original issue discount otherwise includible in the U.S. holder’s income during an accrual period is reduced by a fraction. The numerator of this fraction is the excess of the adjusted basis of the note immediately after its acquisition by the U.S. holder over the adjusted issue price of the note. The denominator of this fraction is the excess of the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note’s adjusted issue price. As an alternative to reducing the amount of original issue discount otherwise includible in income by this fraction, the U.S. holder may elect to compute original issue discount accruals by treating the purchase as a purchase at original issuance and applying the constant yield method described above.
If a U.S. holder purchases a note for an amount in excess of the sum of all amounts payable on the note after the date of acquisition (other than payments of qualified stated interest), such holder will be considered to have purchased such note with “amortizable bond premium” equal in amount to such excess, and generally will not be required to include any original issue discount in income. Generally, a U.S. holder may elect to amortize such premium as an offset to qualified stated interest income, using a constant yield method similar to that described above (see “— Taxation of Original Issue Discount”), over the remaining term of the note (where such note is not redeemable prior to its maturity date). In the case of notes that may be redeemed prior to maturity, the premium is calculated assuming that the issuer or holder will exercise or not exercise its redemption rights in a manner that maximizes the U.S. holder’s yield. A U.S. holder who elects to amortize bond premium must reduce such holder’s tax basis in the note by the amount of the premium used to offset qualified stated interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by such holder and may be revoked only with the consent of the IRS.
Election to Treat all Interest as Original Issue Discount.   A U.S. holder may elect to include in gross income its entire return on a note (i.e., in general, the excess of all payments to be received on the note over the amount paid for the note by such holder) in accordance with a constant yield method based on the compounding of interest. Such an election for a note with amortizable bond premium will result in a deemed election to amortize bond premium for all of the U.S. holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS. Similarly, such an election for a note with market discount will result in a deemed election to accrue market discount in income currently for such note and for all other debt instruments acquired by the U.S. holder with market discount on or after the first day of the taxable year to which such election first applies, and may be revoked only with the permission of the IRS.
The application of the foregoing rules may be different in the case of Contingent Notes. Accordingly, prospective purchasers of Contingent Notes should consult with their tax advisors with respect to the application of the market discount, acquisition premium and amortizable bond premium rules.
Reopenings.   Treasury Regulations provide specific rules regarding whether additional debt instruments issued in a reopening will be considered part of the same issue, with the same issue price and yield to maturity, as the original debt instruments for U.S. federal income tax purposes. Except as provided otherwise in an applicable pricing supplement, we expect that additional debt securities issued by us in any reopening will be issued such that they will be considered part of the original issuance to which they relate.
Sale, Exchange or Other Disposition of the Notes.   Upon the sale, exchange or other disposition of a note, a U.S. holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or other disposition (not including any amount attributable to accrued but unpaid qualified stated interest) and such Holder’s adjusted tax basis in the note. To the extent attributable to accrued but unpaid qualified stated interest, the amount realized by the U.S. holder will be treated as a payment of interest. See “— Taxation of Interest” above. A U.S. holder’s adjusted tax basis in a note will equal the cost of the note to such holder, increased by the amount of any market discount, discount with respect to a Short-Term Note and original issue discount, in each case to the extent previously included in income by such holder with respect to such note, and reduced by any amortized bond premium, acquisition premium and principal payments received by such holder and, in the case of a note having original issue discount, by the amounts of any other payments received included in the stated redemption price at maturity, as described above.
Generally, gain or loss realized on the sale, exchange or other disposition of a note will be capital gain or loss (except as provided under “— Contingent Notes,” “— Short-Term Notes” and “— Market Discount” above and “— Foreign Currency Notes” below), and will be long-term capital gain or loss if at the time of sale, exchange or other disposition the note has been held for more than one year. The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.
Amortizing Notes.   Payments received pursuant to an amortizing note may consist of both a principal and an interest component. The principal component will generally constitute a tax-free return of capital that will reduce a U.S. holder’s adjusted tax basis in the note.
Foreign Currency Notes.   The following summary relates to Notes that are denominated in, or provide for payments determined by reference to, a currency or currency unit other than the U.S. dollar (“Foreign Currency Notes”). The applicable pricing supplement will indicate whether we intend to treat the notes as subject to these special rules.
A U.S. holder of a Foreign Currency Note who receives a payment of interest in a foreign currency that is not required to be included in income by such holder prior to its receipt (e.g., qualified stated interest received by a U.S. holder using the cash method of accounting) will be required to include in income the U.S. dollar value of such foreign currency payment determined on the date such payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the U.S. holder’s tax basis in the foreign currency.
In the case of interest income on a Foreign Currency Note that is required to be included in income by a U.S. holder prior to the receipt of payment (e.g., stated interest on a Foreign Currency Note held by a U.S. holder using the accrual method of accounting, accrued original issue discount, or accrued market discount includible in income as it accrues), a U.S. holder will be required to include in income the U.S. dollar value of the interest income (including original issue discount or market discount but reduced by acquisition premium and amortizable bond premium, to the extent applicable) that accrued during the relevant accrual period. Original issue discount, market discount, acquisition premium, and amortizable bond premium of a Foreign Currency Note are to be determined in the relevant foreign currency. Unless the U.S. holder makes the election discussed below, the U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for each business day during the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for each business day during the partial period within the taxable year. Such U.S. holder will recognize ordinary income or loss with respect to accrued interest income on the date such income is actually received, reflecting fluctuations in currency exchange rates between the time the income accrued and the date of payment. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined on the date such payment is received) and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above). A U.S. holder may elect to translate interest income (including original issue discount and market discount) into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last date of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. Such U.S. holder will recognize ordinary income or loss with respect to accrued interest income on the date such income is actually received, equal to the difference (if any) between the U.S. dollar value of the foreign currency payment received (determined on the date such payment is received) and the U.S. dollar value of interest income translated at the relevant spot rate described in the preceding sentence. Any such election will apply to all debt instruments held by the

U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder, and will be irrevocable without the consent of the IRS.
The amount of accrued market discount (other than market discount currently includible in income) taken into account upon receipt of any partial principal payment or upon the sale, exchange or other disposition of a Foreign Currency Note will be the U.S. dollar value of such accrued market discount determined on the date of receipt of such partial principal payment or on the date of such sale, exchange or other disposition.
Any gain or loss realized on the sale, exchange or other disposition of a Foreign Currency Note with amortizable bond premium by a U.S. holder who has not elected to amortize such premium (under the rules described above) will be ordinary income or loss to the extent attributable to fluctuations in currency exchange rates determined as described in the second succeeding paragraph. Exchange gain or loss will be realized on any amortized bond premium with respect to any period by treating the bond premium amortized in such period as a return of principal as described in the second succeeding paragraph. Similar rules apply in the case of acquisition premium.
A U.S. holder’s tax basis in a Foreign Currency Note, and the amount of any subsequent adjustment to such holder’s tax basis, will be the U.S. dollar value of the foreign currency amount paid for such Foreign Currency Note, or the U.S. dollar value of the foreign currency amount of the adjustment, determined on the date of such purchase or adjustment. In the case of an adjustment resulting from an accrual of original issue discount or market discount, such adjustment will be made at the rate at which such original issue discount or market discount is translated into U.S. dollars under the rules described above. A U.S. holder that converts U.S. dollars to a foreign currency and immediately uses that currency to purchase a Foreign Currency Note denominated in the same currency normally will not recognize gain or loss in connection with such conversion and purchase. A U.S. holder who purchases a Foreign Currency Note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such U.S. holder’s tax basis in the foreign currency and the U.S. dollar value of the Foreign Currency Note on the date of purchase.
Gain or loss realized upon the sale, exchange or other disposition of, or the receipt of principal on, a Foreign Currency Note, to the extent attributable to fluctuations in currency exchange rates, will be ordinary income or loss. Gain or loss attributable to fluctuations in exchange rates will equal the difference between (i) the U.S. dollar value of the foreign currency purchase price for such Foreign Currency Note, determined on the date such Foreign Currency Note is disposed of, and (ii) the U.S. dollar value of the foreign currency purchase price for such Foreign Currency Note, determined on the date such U.S. holder acquired such Foreign Currency Note. Any portion of the proceeds of such sale, exchange or other disposition attributable to accrued interest income may result in exchange gain or loss under the rules set forth above. Such foreign currency gain or loss will be recognized only to the extent of the overall gain or loss realized by a U.S. holder on the sale, exchange or other disposition of the Foreign Currency Note. In general, the source of such foreign currency gain or loss will be determined by reference to the residence of the U.S. holder or the “qualified business unit” of such holder on whose books the Foreign Currency Note is properly reflected.
Any gain or loss realized by a U.S. holder in excess of such foreign currency gain or loss will be capital gain or loss (except to the extent of any accrued market discount not previously included in such holder’s income or, in the case of a Short-Term Note, to the extent of any original issue discount not previously included in such holder’s income).
A U.S. holder will have a tax basis in any foreign currency received on the sale, exchange or other disposition of a Foreign Currency Note equal to the U.S. dollar value of such foreign currency, determined at the time of such sale, exchange or other disposition. Treasury Regulations provide a special rule for purchases and sales of publicly traded debt instruments by a cash method taxpayer under which units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement of such a purchase or sale. An accrual method taxpayer may elect the same treatment required of cash method taxpayers with respect to the purchases and sale of publicly traded debt instruments provided the election is applied consistently. Such election cannot be changed without the consent of the IRS. U.S. holders should consult their tax advisors concerning the applicability of the special rules summarized in this paragraph to Foreign Currency Notes.
A Foreign Currency Note that is denominated either in a so-called hyperinflationary currency or in more than one currency (e.g., a Foreign Currency Note providing for payments determined by reference to the exchange rate of one or more specified currencies relative to an indexed currency), or that is treated as a Contingent Note under the rules described above may be subject to rules that differ from the general rules discussed above. U.S. holders intending to purchase Foreign Currency Notes with such features should carefully examine the applicable pricing supplement and should consult with their own tax advisors with respect to the purchase, ownership and disposition of such Foreign Currency Notes.
Pursuant to certain Treasury Regulations (the “Disclosure Regulations”), any taxpayer that has participated in a “reportable transaction” and who is required to file a U.S. federal income tax return must generally attach a disclosure statement disclosing such taxpayer’s participation in the reportable transaction to the taxpayer’s tax return for each taxable year for which the taxpayer participates in the reportable transaction. The Disclosure Regulations provide that, in addition to certain other transactions, a “loss transaction” constitutes a “reportable transaction.” A “loss transaction” is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code in an amount equal to or in excess of certain threshold amounts. For certain taxpayers, the Disclosure Regulations specifically provide that a loss resulting from a “Section 988 transaction” will constitute a Section 165 loss. In general, a Foreign Currency Note will be subject to the rules governing foreign currency exchange gain or loss. Therefore, any exchange loss realized with respect to a Foreign Currency Note will constitute a loss resulting from a Section 988 transaction. Based upon the foregoing, in the absence of future administrative pronouncements to the contrary, certain U.S. holders of a Foreign Currency Note that recognize an exchange loss with respect to the Foreign Currency Notes in an amount that exceeds the loss threshold amount applicable to such U.S. holder may be required to file a disclosure statement (i.e., IRS Form 8886 or other applicable form) as an attachment to the U.S. holder’s tax return for the first taxable year in which the threshold amount is reached and to any subsequent tax return that reflects any amount of such Section 165 loss realized with respect to the Foreign Currency Note. U.S. holders purchasing Foreign Currency Notes should consult their own tax advisors regarding the potential application of the Disclosure Regulations to their investment in such Foreign Currency Notes.
Certain Other Debt Securities.   Certain notes may be subject to special rules. The applicable pricing supplement will discuss the principal U.S. federal income tax consequences with respect to notes that are subject to special rules, including notes that provide for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies relating to payments of interest or of principal.
Certain Notes Treated as a Put Option and a Deposit or a Derivative Contract
Certain Notes Treated as a Put Option and a Deposit.   We may treat certain notes as consisting of a put option and a deposit for U.S. federal income tax purposes. The applicable pricing supplement will indicate whether we intend to treat the notes as consisting of a put option and a deposit for U.S. federal income tax purposes. This section describes the U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of a note that we intend to treat as consisting of a put option and a deposit, and the following discussion assumes that there is a significant possibility of a significant loss of principal on an investment in the notes treated as such.
There are no regulations, published rulings or judicial decisions addressing the treatment for U.S. federal income tax purposes of notes with terms that are substantially the same as the notes described in this section. We intend to treat each note described in this section as consisting of a put option (the “Put Option”) that requires the holder to purchase the reference asset to which the note is linked (the “Reference Shares”) from us for an amount equal to the principal amount of the note if certain conditions are satisfied, and a deposit with us of cash, in an amount equal to the principal amount of the note (the “Deposit”) to secure the U.S. holder’s potential obligation to purchase the Reference Shares. Pursuant to the terms of the notes, each holder agrees to such treatment for all U.S. federal income tax purposes. Except for the possible alternative treatments described below, the balance of this summary assumes that the notes are so treated.
We intend to treat a portion of the stated interest payments on a note described in this section as interest or original issue discount on the Deposit, and the remainder as put premium in respect of the Put

Option (the “Put Premium”). The portion of the stated interest rate on a note described in this section that constitutes interest or original issue discount on the Deposit and the portion that constitutes Put Premium will be specified in the applicable pricing supplement.
If the term of a note described in this section is more than one year, U.S. holders should include the portion of the stated interest payments on the note that is treated as interest in income, as described above under “— U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Taxation of Interest.” If any portion of the stated interest payments on a note described in this section is treated as original issue discount its treatment will be as described above under “— U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Taxation of Original Issue Discount.”
If the term of a note described in this section is one year or less, the Deposit should be treated as a short-term obligation as described above under “— U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Short-Term Notes.”
The Put Premium should not be taxable to a U.S. holder upon its receipt. If the Put Option expires unexercised, the U.S. holder should recognize the total Put Premium received as short-term capital gain at such time.
Upon cash settlement of the Put Option, a U.S. holder should generally recognize a short-term capital gain or loss equal to (i) the amount of cash received less (ii) the amount of the Deposit, plus accrued but unpaid acquisition discount or original issue discount on the Deposit, less the total Put Premium received.
A cash method U.S. holder of a short-term obligation that does not elect to accrue acquisition discount in income currently will recognize ordinary income equal to the accrued and unpaid acquisition discount.
Upon a sale, or other taxable disposition of a note described in this section for cash, a U.S. holder should allocate the cash received between the Deposit and the Put Option on the basis of their respective values on the date of sale. The U.S. holder should generally recognize gain or loss with respect to the Deposit in an amount equal to the difference between the amount of the sales proceeds allocable to the Deposit (less accrued and unpaid “qualified stated interest” or accrued acquisition discount that the U.S. holder has not included in income, which will be treated as ordinary interest income) and the U.S. holder’s adjusted tax basis in the Deposit (which will generally equal the initial purchase price of the note increased by any accrued acquisition discount or original issue discount previously included in income on the Deposit and decreased by the amount of any payment (other than an interest payment that is treated as qualified stated interest) received on the Deposit). Such gain or loss should be capital gain or loss and should be long-term capital gain or loss if the U.S. holder has held the Deposit for more than one year at the time of such disposition. The ability of U.S. holders to use capital losses to offset ordinary income is limited. If the Put Option has a positive value on the date of a sale of a note, the U.S. holder should recognize short-term capital gain equal to the portion of the sale proceeds allocable to the Put Option plus any previously received Put Premium. If the Put Option has a negative value on the date of sale, the U.S. holder should be treated as having paid the buyer an amount equal to the negative value in order to assume the U.S. holder’s rights and obligations under the Put Option. In such a case, the U.S. holder should recognize a short-term capital gain or loss in an amount equal to the difference between the total Put Premium previously received and the amount of the payment deemed made by the U.S. holder with respect to the assumption of the Put Option. The amount of the deemed payment will be added to the sales price allocated to the Deposit in determining the gain or loss in respect of the Deposit. The ability of U.S. holders to use capital losses to offset ordinary income is limited.
Certain Notes Treated as Prepaid Derivative Contracts.   We may treat certain notes as prepaid derivative contracts for U.S. federal income tax purposes. The applicable pricing supplement will indicate whether we intend to treat a note as a prepaid derivative contract for U.S. federal income tax purposes. This section describes the principal U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of a note that we intend to treat as a prepaid derivative contract, and the following discussion assumes that there is a significant possibility of a significant loss of principal on an investment in the notes treated as such.

There are no regulations, published rulings or judicial decisions addressing the treatment for federal income tax purposes of notes with terms that are substantially the same as those described in this section. Accordingly, the proper U.S. federal income tax treatment of the notes described in this section is uncertain.
Under one approach, the notes would be treated as prepaid derivative contracts with respect to the reference index or asset. We intend to treat each note described in this section consistent with this approach, and pursuant to the terms of the notes, each holder agrees to such treatment for all U.S. federal income tax purposes. Except for the possible alternative treatments described below, the balance of this summary assumes that the notes described in this section are so treated.
Unless otherwise indicated in the applicable pricing supplement, if a note that is treated as a prepaid derivative contract provides for current interest payments (including contingent payments), we intend to treat that interest as ordinary income at the time it accrues or is received in accordance with the U.S. holder’s normal method of accounting for tax purposes.
A U.S. holder’s tax basis in a note described in this section generally will equal the U.S. holder’s cost for the note. Upon receipt of cash upon maturity or redemption and upon the sale, exchange or other disposition of the note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized at maturity or on the redemption, sale, exchange or other disposition and the U.S. holder’s tax basis in the note. Subject to the discussion below regarding section 1260 of the Code, any such gain upon the maturity, redemption, sale, exchange or other disposition of the note generally will constitute capital gain. Capital gain of non-corporate taxpayers from the maturity, redemption, sale, exchange or other disposition of a non-principal protected note held for more than one year may be eligible for preferential rates of taxation. Any loss from the maturity, redemption, sale, exchange or other disposition of a non-principal protected note will generally constitute a capital loss. The ability of U.S. holders to use capital losses to offset ordinary income is limited. The holding period for notes of a U.S. holder who acquires the notes upon issuance will generally begin on the date after the issue date (i.e., the settlement date) of the notes. If the notes are held by the same U.S. holder until maturity, that holder’s holding period will generally include the maturity date. It is possible that the IRS could assert that a U.S. holder’s holding period in respect of a note should end on the date on which the amount the holder is entitled to receive upon the maturity of the note is determined, even though the holder will not receive any amounts in respect of the notes prior to the maturity of the note. In such case, a U.S. holder may be treated as having a holding period in respect of the note that is one year or less even if the holder receives cash upon maturity of the note at a time that is more than one year after the beginning of its holding period.
Section 1260 of the Code sets forth rules which are applicable to what it refers to as “constructive ownership transactions.” Due to the manner in which it is drafted, the precise applicability of section 1260 of the Code to any particular transaction is often uncertain. If a reference asset, or one or more of the entities included in, or owned by, a reference asset, as the case may be, is treated as a “regulated investment company,” “real estate investment trust,” partnership, trust, or PFIC for U.S. federal income tax purposes, or otherwise as a “pass-thru entity” for purposes of section 1260 of the Code (a “pass-thru entity”), it is possible that U.S. holders will be subject to the “constructive ownership” rules of section 1260 of the Code. In general, a “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a “pass-thru entity” (such as shares of certain reference assets (the “Underlying Shares”)). Under the “constructive ownership” rules, if an investment in a note is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of the note will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in section 1260 of the Code) of the U.S. holder determined as if the U.S. holder had acquired the Underlying Shares on the original issue date of the note at fair market value and sold them at fair market value on the maturity date (if the note was held until the maturity date) or on the date of sale or exchange of the note (if the note was sold or exchanged prior to the maturity date) (the “Excess Gain”). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange or maturity of the note (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale, exchange or maturity of the note). Furthermore, unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero. In the case of notes referencing a pass-thru entity containing gold and/or silver, if Section 1260 of the Code were to apply to the notes, any long-term capital gain recognized with respect to the notes that is not recharacterized as ordinary income would be subject to tax at a special 28% maximum rate that is applicable to “collectibles.”
If such treatment applies, it is not entirely clear to what extent any long-term capital gain recognized by a U.S. holder in respect of a note will be recharacterized as ordinary income. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of each note will equal the excess of (i) any long-term capital gain recognized by the U.S. holder in respect of such a note over (ii) the “net underlying long-term capital gain” such U.S. holder would have had if such U.S. holder had acquired a number of the Underlying Shares at fair market value on the original issue date of such note for an amount equal to the “issue price” of the note and, upon the date of sale, exchange or maturity of the note, sold such Underlying Shares at fair market value (which would reflect the percentage increase in the value of the Underlying Shares over the term of the note). Accordingly, it is possible that all or a portion of any gain on the sale or settlement of the notes after one year could be treated as “Excess Gain” from a “constructive ownership transaction,” which gain would be recharacterized as ordinary income, and subject to an interest charge (or, in the case of a pass-thru entity containing gold and/or silver, subject to the tax rate applicable to “collectibles”).
Alternative Treatments.   Although we intend to treat each note described in this section as a Put Option and a Deposit or a prepaid derivative contract as described above, there are no regulations, published rulings or judicial decisions addressing the characterization of securities with terms that are substantially the same as those of the notes described in this section, and therefore the notes could be subject to some other characterization or treatment for U.S. federal income tax purposes. For example, the notes could be treated as “contingent payment debt instruments” for U.S. federal income tax purposes. In this case, in general, U.S. holders should be treated as described above under “— U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Notes.”
In addition, certain proposed Treasury Regulations require the accrual of income on a current basis for contingent payments made under certain “notional principal contracts.” The preamble to the proposed regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations should not apply to the notes, the preamble to the proposed regulations indicates that similar timing issues exist in the case of contracts similar to certain notes. If the IRS or the U.S. Treasury Department publishes future guidance requiring current economic accrual for contingent payments on contracts similar to certain notes, it is possible that a U.S. holder could be required to accrue income over the term of the notes described in this section.
It is possible that the notes could be treated as representing an ownership interest in the reference asset for U.S. federal income tax purposes, in which case a U.S. holder’s U.S. federal income tax treatment could also be different than described above.
Moreover, section 1260 of the Code authorizes the U.S. Treasury Department to promulgate regulations (possible with retroactive effect) to expand the application of the section 1260 of the Code. It is possible that these rules could apply, for example, to recharacterize long-term capital gain on the notes to the extent that a U.S. holder’s return reflects dividend income or the U.S. holder would have recognized short-term capital gain (rather than long-term capital gain) had the holder owned the reference asset or the constituents of the reference asset by reason of, for example, a rebalancing of the reference asset. Finally, other alternative U.S. federal income tax characterizations or treatments of the notes described in this section are possible, and if applied could also affect the timing and the character of the income or loss with respect to the notes. Accordingly, U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.
If a reference asset, or one or more components of a reference asset, is a “section 1256 contract” as defined in section 1256(b) of the Code, it is possible that the IRS could assert that section 1256 of the Code should apply to the notes or a portion of the notes. If section 1256 were to apply to the notes, gain or loss recognized with respect to the notes (or the relevant portion of the notes) would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the notes. You would also be required to mark the notes (or a portion of the notes) to market at the end of each year (i.e., recognize income as if the notes or relevant portion of notes had been sold for fair market value). Alternatively, it is also possible that you could be required to recognize gain or loss each time a reference asset or any component of a reference asset rolls and/or when the composition or weighting of a reference asset or any component of a reference asset changes. Such gain or loss may also be subject to section 1256 as discussed above, under which 60% of the gain or loss would be treated as long-term capital gain or loss and 40% would be treated as short-term capital gain or loss.
Furthermore, if a reference asset, or one or more components of a reference asset, is a “collectible” as defined in section 408(m) of the Code, it is possible that the IRS could assert that the notes (or a portion of the notes) should be treated as giving rise to “collectibles” gain or loss if you have held the notes for more than one year, although we do not think such a treatment would be appropriate because a sale or exchange of the notes is not a sale or exchange of a collectible but is rather a sale or exchange of a pre-paid forward or other prepaid derivative contract that reflects the value of a collectible. “Collectibles” gain is currently subject to tax at marginal rates of up to 28%.
Finally, in Notice 2008-2, the IRS and the U.S. Treasury Department requested comments as to whether the purchaser of an exchange traded note or pre-paid forward contract (which may include a note that we intend (and you agree) to treat as a prepaid derivative contract, or as a Put Option and a Deposit, for U.S. federal income tax purposes) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a note or contract should be ordinary or capital, and whether foreign holders should be subject to withholding tax on any deemed income accrual. Accordingly, it is possible that regulations or other guidance could provide that a U.S. holder of such a note is required to accrue income in respect of the note prior to the receipt of payments under the note or its earlier sale. Moreover, it is possible that any such regulations or other guidance could treat all income and gain of a U.S. holder in respect of a note as ordinary income (including gain on a sale). It is unclear whether any regulations or other guidance would apply to the notes (possibly on a retroactive basis). Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of regulations or other guidance that affects the U.S. federal income tax treatment of the notes. Other characterizations and treatments of notes described in this section are possible. Prospective investors in the notes described in this section should consult their tax advisors as to the tax consequences to them of purchasing the notes, including any alternative characterizations and treatments.
Medicare Tax
Certain U.S. individuals, trusts and estates are subject to an additional 3.8% tax on their net investment income (which includes interest (including original issue discount) and gains from a disposition of a note). Prospective investors in the notes should consult their tax advisors regarding the possible applicability of this tax to an investment in the notes.
Tax Treatment of Non-U.S. Holders
Subject to the discussions below, payments of interest (including original issue discount) on the notes that are treated as indebtedness for U.S. federal income tax purposes to non-U.S. holders will not be subject to federal withholding tax if the following conditions are satisfied:
•
the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•
the non-U.S. holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us through actual or constructive ownership;

•
the non-U.S. holder is not a bank receiving interest on a loan made in the ordinary course of its trade or business;

•
interest payable on the notes is either (a) not determined by reference to any receipts, sales or other cash flow, income or profits, change in the value of any property of, or any dividend or similar payment made by us or a person related to us, within the meaning of Code section 871(h)(4)(A) or

(b) determined by reference to changes in the value of actively traded property or an index of the value of actively traded property within the meaning of section 871(h)(4)(C)(v) of the Code; and
•
the payments are not effectively connected with a trade or business conducted by the non-U.S. holder in the United States and either (a) the non-U.S. holder provides a correct, complete and executed IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8IMY (or successor form) with appropriate attachments, or (b) the non-U.S. holder holds its note through a qualified intermediary (generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS) which has provided an IRS Form W-8IMY and has received documentation upon which it can rely to treat the payment as made to a foreign person.

If any of these conditions are not satisfied, interest (including original issue discount) on the notes may be subject to a 30% withholding tax, unless an income tax treaty reduces or eliminates the tax or the interest is effectively connected with the conduct of a U.S. trade or business and, in either case, certain certification requirements are met. If such non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.
Notwithstanding the foregoing, because the U.S. federal income tax treatment (including the applicability of withholding) of stated periodic interest payments on notes that are not treated as indebtedness for U.S. federal income tax purposes is uncertain, which may include, for example, certain notes treated as a Put Option and a Deposit, as well as certain notes treated as prepaid derivative contracts, we will withhold U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) on the entire amount of stated periodic interest payments made. We will not pay any additional amounts in respect of such withholding.
A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. Except as otherwise set forth in any applicable pricing supplement, we expect that the delta of notes issued pursuant to this prospectus with respect to the reference asset will not be one, and therefore, we expect that non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the notes. However, it is possible that the notes could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the reference asset or the notes, and following such occurrence the notes could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the reference asset or the notes should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the notes and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.
In general, gain realized on the sale, exchange or retirement of the notes by a non-U.S. holder will not be subject to U.S. federal income tax, unless:
•
the gain with respect to the notes is effectively connected with a trade or business conducted by the non-U.S. holder in the United States, or

•
the non-U.S. holder is a nonresident alien individual who holds the notes as a capital asset and is present in the United States for more than 182 days in the taxable year of the sale and certain other conditions are satisfied.

If the gain realized on the sale, exchange or retirement of the notes by the non-U.S. holder is described in either of the two preceding bullet points, the non-U.S. holder may be subject to U.S. federal income tax with respect to the gain except to the extent that an income tax treaty reduces or eliminates the tax and the appropriate documentation is provided.
As discussed above under “— Tax Treatment of U.S. Holders — Certain Notes Treated as a Put Option and a Deposit or a Prepaid Derivative Contract — Alternative Treatments,” alternative characterizations and treatments of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization or treatment, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to a note to become subject to (additional) withholding tax, we will withhold (additional) tax at the applicable statutory rate. Prospective investors in the notes should consult their tax advisors as to the tax consequences to them of purchasing the notes, including any alternative characterizations and treatments.
Information Reporting and Backup Withholding
Distributions made on the notes and proceeds from the sale of notes to or through certain brokers may be subject to a “backup” withholding tax on “reportable payments” unless, in general, the noteholder complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the notes generally will be refunded by the IRS or allowed as a credit against the noteholder’s U.S. federal income tax, provided the noteholder makes a timely filing of an appropriate tax return or refund claim.
Reports will be made to the IRS and to holders that are not excepted from the reporting requirements.
Foreign Account Tax Compliance Act
The Foreign Account Tax Compliance Act (“FATCA”) will impose a 30% U.S. withholding tax on certain U.S. source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the U.S. Treasury Department certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution, or otherwise complies with FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
These withholding and reporting requirements generally apply to U.S. source periodic payments. However, proposed Treasury Department regulations eliminate the requirement of withholding on gross proceeds from the sale or disposition of financial instruments. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed Treasury regulations pending their finalization. If we determine withholding is appropriate with respect to the notes, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Prospective depositors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the notes.
THE PRECEDING DISCUSSION IS ONLY A SUMMARY OF CERTAIN OF THE TAX IMPLICATIONS OF AN INVESTMENT IN NOTES. PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS PRIOR TO INVESTING TO DETERMINE THE TAX IMPLICATIONS OF SUCH INVESTMENT IN LIGHT OF EACH SUCH INVESTOR’S PARTICULAR CIRCUMSTANCES.

JAPANESE TAXATION
Under Japanese tax laws currently in effect, payment of principal and interest in respect of the debt securities issued by the Company to an individual non-resident of Japan or a non-Japanese corporation, having no permanent establishment in Japan, will not be subject to any Japanese income or corporation tax, whether by way of withholding or otherwise.
Under Japanese tax laws currently in effect, in case of guaranteed debt securities, payment by Nomura under the terms of its guarantee to an individual non-resident of Japan or a non-Japanese corporation, having no permanent establishment in Japan, will not be subject to any Japanese income or corporation tax, whether by way of withholding or otherwise.
Gains derived from the sale outside Japan of debt securities by an individual non-resident of Japan or a non-Japanese corporation, having no permanent establishment in Japan, in general will not be subject to Japanese income or corporation taxes.
Japanese inheritance and gift taxes at progressive rates may be payable by a Japanese national who has acquired the debt securities as a legatee, heir or donee, even if he or she is not a Japanese resident.
No stamp, issue, registration or similar taxes or duties will, under present Japanese law, be payable by holders of the debt securities in connection with the issue of the debt securities outside Japan.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
General
We may sell senior debt securities:
•
to or through agency syndicates represented by managing agents;

•
to or through one or more agents without a syndicate for them to offer and sell to the public;

•
indirectly through dealers that purchase from agents; and

•
to investors directly in negotiated sales or in competitively bid transactions.

Any agent involved in the offer and sale of any series of the senior debt securities will be named in the prospectus supplement. Nomura Securities International, Inc., or other subsidiaries of Nomura, may act as an agent.
The prospectus supplement for each series of senior debt securities will describe:
•
the terms of the offering of these senior debt securities, including the name or names of any agent or agents;

•
the public offering or purchase price;

•
any securities exchanges on which the senior debt securities may be listed;

•
any discounts and commissions to be allowed or paid to any agents and all other items constituting underwriting compensation;

•
any discounts and commissions to be allowed or paid to dealers; and

•
other specific terms of the particular offering or sale.

Only the agents named in a prospectus supplement are agents in connection with the securities being offered by that prospectus supplement. Agents and dealers may be entitled, under agreements with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act. Agents to whom securities are sold by us for public offering and sale are obliged to purchase all of those particular securities if any are purchased. This obligation is subject to certain conditions and may be modified in the applicable prospectus supplement.
Any subsidiary of Nomura that participates in a particular offering of securities will comply with the applicable requirements of FINRA Rule 5121. For any offering that is subject to FINRA Rule 5121, the agents will not confirm sales to accounts over which the agents exercise discretionary authority without the prior written approval of the customer. Agents or dealers may engage in transactions with, or perform services for, us or subsidiaries of Nomura in the ordinary course of business.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are currently required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the settlement cycle for your securities may be longer than the settlement cycle required by the Exchange Act. Accordingly, in such a case, if you wish to trade securities on any date prior to the completion of the settlement cycle provided in the prospectus supplement for your securities, you will be required to make alternative settlement arrangements to prevent a failed settlement.
Market-Making Resales By Subsidiaries of Nomura
This prospectus may be used by subsidiaries of Nomura, in connection with offers and sales of the senior debt securities in market-making transactions. In market-making transactions, subsidiaries of Nomura may resell securities they acquire from other holders, after the original offering and sale of the securities.
Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, subsidiaries of Nomura may act as principal or agent. Subsidiaries of Nomura may receive compensation in the form of discounts and commissions from both the purchaser and seller. Subsidiaries of Nomura may also engage in transactions of this kind and may use this prospectus for this purpose.
We do not expect to receive any proceeds from market-making transactions. We do not expect that Nomura or any other subsidiary of Nomura that engages in these transactions will pay any proceeds from market-making resales to us.
Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.
Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.
Matters Relating to Initial Offering and Market-Making Resales
Each issuance of senior debt securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may not list a particular series of senior debt securities on a securities exchange or quotation system. Any agents to whom we sell senior debt securities for public offering may make a market in those securities. However, no such agent that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the senior debt securities.
Unless otherwise indicated in your prospectus supplement or confirmation of sale, the purchase price of the senior debt securities will be required to be paid in immediately available funds in New York City.
In this prospectus, the term “this offering” means the initial offering of the senior debt securities made in connection with their original issuance. This term does not refer to any subsequent resales of senior debt securities in market-making transactions.
Selling Restrictions Outside the United States
Neither this prospectus nor any prospectus supplement may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
Unless specified otherwise in the applicable prospectus supplement, we will comply with the selling restrictions listed below.
European Economic Area
Each of our agents has represented and agreed, and each further agent appointed in connection with the senior debt securities will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by this prospectus as completed by the prospectus supplement and pricing supplement, as the case may be, in relation thereto to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (11) of Article 4(1) of the Markets in Financial Instruments Directive 2014 (“MiFID II”); or

(ii)
a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the senior debt securities to be offered so as to enable an investor to decide to purchase or subscribe the senior debt securities.

The prospectus supplement in respect of any senior debt securities may include a legend entitled “MiFID II Product Governance” which will outline the target market assessment in respect of the senior debt securities which are the subject of the offering described within the applicable pricing supplement and which channels for distribution of the senior debt securities are appropriate. Any person subsequently offering, selling or recommending the senior debt securities (a “distributor”) should take into consideration the target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the senior debt securities (by either adopting or refining the target market assessment) and determining appropriate distribution channels. A determination will be made in relation to each issue about whether, for the purpose of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “MiFID Product Governance Rules”), any agent subscribing for any securities is a manufacturer in respect of such securities, but otherwise no agent nor any of their respective affiliates will be a manufacturer for the purpose of the MIFID Product Governance Rules.
United Kingdom
Each of our agents has represented and agreed, and each further agent appointed in connection with the senior debt securities will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by this prospectus as completed by the prospectus supplement and pricing supplement, as the case may be, in relation thereto to any retail investor in the United Kingdom. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is neither:

(i)
a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended); nor

(ii)
a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

The prospectus supplement in respect of any senior debt securities may include a legend entitled “UK MiFIR Product Governance” which will outline the target market assessment in respect of the senior debt securities which are the subject of the offering described within the applicable pricing supplement and which channels for distribution of the senior debt securities are appropriate. Any person subsequently offering, selling or recommending the senior debt securities (a “distributor”) should take into consideration the target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the senior debt securities (by either adopting or refining the target market assessment) and determining appropriate distribution channels. A determination will be made in relation to each issue about whether, for the purpose of the UK MiFIR Product Governance Rules, any agent subscribing for any securities is a manufacturer in respect of such securities, but otherwise no agent nor any of their respective affiliates will be a manufacturer for the purpose of the UK MiFIR Product Governance Rules.
This prospectus and any accompanying prospectus supplement is only being distributed to and is only directed at (i) persons who are outside the UK or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotions Order”), or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Articles 49(2)(a) to (d) of the Financial Promotions Order (all

such persons together being referred to as “relevant persons”). The senior debt securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such senior debt securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.
Each of our agents has represented and agreed that:
(a)
in relation to any securities which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act (as amended, the “FSMA”) by the Company;

(b)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(c)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Hong Kong
Each of our agents acknowledges and agrees that: (a) the senior debt securities have not been authorised by the Securities and Futures Commission of Hong Kong and the contents of this document have not been reviewed by any regulatory authority in Hong Kong; and (b) this document does not constitute a “prospectus” (as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong, the “C(WUMP)O”), nor is it an advertisement, invitation or document being or containing an invitation to the public falling within the meaning of Section 103 of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong, the “SFO”). Each of our agents has represented and agreed, and each of our future agents and each other purchaser will be required to represent and agree, that:
(a)
it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any senior debt securities other than (i) to “professional investors” as defined in the SFO and any rules made under the SFO; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the C(WUMP)O or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

(b)
it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the senior debt securities that is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the senior debt securities that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Japan
The senior debt securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (the “Financial Instruments and Exchange Act”), and accordingly may not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and governmental guidelines of Japan.

VALIDITY OF THE SECURITIES AND GUARANTEES
In connection with particular offerings of the senior debt securities in the future, and if stated in the applicable prospectus supplement, the validity of the senior debt securities may be passed upon for us, and the validity of the guarantees with respect to New York law may be passed upon for Nomura, by Sullivan & Cromwell LLP, New York, New York. The validity of the guarantees with respect to Japanese law may be passed upon for Nomura by Anderson Mori & Tomotsune, Tokyo, Japan. The validity of certain of the senior debt securities will be passed upon for us by Mayer Brown LLP, New York, New York, our structured products counsel.
EXPERTS
The consolidated financial statements of Nomura appearing in its annual report on Form 20-F for the year ended March 31, 2026, and the effectiveness of its internal control over financial reporting as of March 31, 2026 (excluding the internal control over financial reporting of Macquarie Management Holdings, Inc., Macquarie Investment Management Holdings (Luxembourg) S.à r.l., and Macquarie Investment Management Holdings (Austria) GmbH (collectively, the “Acquired Companies”)), have been audited by Ernst & Young ShinNihon LLC, independent registered public accounting firm, as set forth in their reports thereon, which as to the report on the effectiveness of its internal control over financial reporting contain an explanatory paragraph describing the above referenced exclusion of the Acquired Companies from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing within the meaning of the Securities Act.
EXPENSES
The following are the estimated expenses to be incurred in connection with the issuance and distribution of the senior debt securities registered with the SEC under the registration statement:
Securities and Exchange Commission registration fee	(1)
Printing and engraving expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustees’ fees and expenses	(2)
Total	(2)

(1)
The Registrants are registering an indeterminate amount of securities under the Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of any additional registration fee until the time the securities are sold under the Registration Statement pursuant to a prospectus supplement.

(2)
These fees and expenses are incurred in connection with the issuance of securities and will vary based on the securities offered and the number of issuances and, accordingly, are not estimable at this time.

Nomura America Finance, LLC
Senior Debt Securities
Fully and Unconditionally Guaranteed by
Nomura Holdings, Inc.